UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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MEDNAX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1301 Concord Terrace

Sunrise, Florida 33323-2825

(954) 384-0175

March 30, 2012

Dear MEDNAX Shareholder:

You are cordially invited to attend the 2012 Annual Shareholders’ Meeting of MEDNAX, Inc. (“MEDNAX”) on Thursday, May 10, 2012, beginning at 10:00 a.m., EDT, at the Renaissance Plantation, 1230 South Pine Island Road, Plantation, Florida 33324.

At the annual meeting, we will ask you to vote on the election of Roger J. Medel, M.D., Cesar L. Alvarez, Waldemar A. Carlo, M.D., Michael B. Fernandez, Roger K. Freeman, M.D., Paul G. Gabos, Pascal J. Goldschmidt, M.D., Manuel Kadre, Donna E. Shalala, Ph.D. and Enrique J. Sosa, Ph.D. to MEDNAX’s Board of Directors, to approve the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan, to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2012 fiscal year, to conduct an advisory vote regarding executive compensation and act upon any other business properly brought before the meeting. Please vote on all the matters described in our Proxy Statement. Your Board of Directors unanimously recommends a vote “FOR” the election of each of the 10 nominees for Director stated above, “FOR” the approval of the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2012 fiscal year and “FOR” the approval of the compensation of our named executive officers.

Under the rules of the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) on or about March 30, 2012, to MEDNAX’s shareholders of record on March 13, 2012. The E-Proxy Notice contains instructions for your use of this process, including how to access our Proxy Statement and Annual Report and how to vote online. In addition, the E-Proxy Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

Whether or not you plan to attend in person, it is important that your shares be represented and voted at the annual meeting. You may vote your shares over the Internet as described in the E-Proxy Notice. As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Voting by telephone, over the Internet or by mailing a proxy card will not limit your right to attend the annual meeting and vote your shares in person.

We appreciate your continued support of our Company.

Sincerely,

Roger J. Medel, M.D.

Chief Executive Officer

MEDNAX, INC.

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 10, 2012

To the Shareholders of MEDNAX, Inc.:

NOTICE IS HEREBY GIVEN that the 2012 Annual Shareholders’ Meeting of MEDNAX, Inc., a Florida corporation (“MEDNAX”), will be held at 10:00 a.m., EDT, on Thursday, May 10, 2012, at the Renaissance Plantation, 1230 South Pine Island Road, Plantation, Florida 33324, for the following purposes, as more fully described in our Proxy Statement:

•

to elect Roger J. Medel, M.D., Cesar L. Alvarez, Waldemar A. Carlo, M.D., Michael B. Fernandez, Roger K. Freeman, M.D., Paul G. Gabos, Pascal J. Goldschmidt, M.D., Manuel Kadre, Donna E. Shalala, Ph.D. and Enrique J. Sosa, Ph.D. as Directors, each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified;

•

to approve the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan to, among other things, increase the number of shares of our common stock reserved for issuance under the plan from 6,000,000 to 9,750,000, resulting in 5,024,617 shares of our common stock available for delivery in connection with awards granted under the plan;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2012 fiscal year;

•	to cast an advisory vote approving the Company’s executive compensation; and

•	to consider and act upon such other business as may properly come before the annual meeting.

The Board of Directors of MEDNAX has fixed the close of business on March 13, 2012, as the record date for determining those shareholders entitled to notice of, to attend and to vote at the meeting and any postponement or adjournment thereof.

Whether or not you plan to attend, please vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”). As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Shareholders who vote over the Internet, following the instructions provided in the E-Proxy Notice, who return proxy cards by mail or vote by telephone prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors,

Thomas W. Hawkins

Senior Vice President,

General Counsel and Secretary

Sunrise, Florida

March 30, 2012

(i)

(ii)

(iii)

MEDNAX, INC.

1301 Concord Terrace

Sunrise, Florida 33323-2825

PROXY STATEMENT

We are furnishing this Proxy Statement and related materials to MEDNAX’s shareholders as part of the solicitation of proxies by MEDNAX’s Board of Directors for use at MEDNAX’s 2012 Annual Shareholders’ Meeting and at any postponement or adjournment of the meeting. As used in this Proxy Statement, unless the context otherwise requires, the terms “MEDNAX,” “we,” “us,” “our” and the “Company” refer to the parent company, MEDNAX, Inc., a Florida corporation, and the consolidated subsidiaries through which its businesses are actually conducted, together with MEDNAX’s affiliated professional associations, corporations and partnerships.

On December 31, 2008, Pediatrix Medical Group, Inc., a Florida corporation (“Pediatrix”) and MEDNAX completed a holding company formation transaction that established MEDNAX as the parent company of Pediatrix, now known as MEDNAX Services, Inc. Throughout this Proxy Statement, when we refer to MEDNAX or to the Company in reference to activities that occurred prior to the reorganization on December 31, 2008, we are referring to Pediatrix, and when we refer to the Company in reference to activities occurring after the reorganization, we are referring to MEDNAX, except to the extent the context otherwise indicates.

Under the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) by mail instead of mailing a printed copy of our proxy materials, which include our Proxy Statement and Annual Report, to all MEDNAX shareholders. The E-Proxy Notice will instruct you on how you may access and review all of the important information contained in the proxy materials. The E-Proxy Notice also instructs you how you may submit your proxy via the Internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the E-Proxy Notice.

We are mailing the E-Proxy Notice on or about March 30, 2012, to MEDNAX’s shareholders of record on March 13, 2012.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What Is the Date, Time and Place of the Annual Meeting?

MEDNAX’s 2012 Annual Shareholders’ Meeting will be held on Thursday, May 10, 2012, beginning at 10:00 a.m., EDT, at the Renaissance Plantation, 1230 South Pine Island Road, Plantation, Florida 33324.

What Is the Purpose of the Annual Meeting?

At the annual meeting, MEDNAX’s shareholders will be asked to:

•	elect 10 Directors, each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified;

•

approve the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan, to, among other things, increase the number of shares of our common stock reserved for issuance under the plan from 6,000,000 to 9,750,000, resulting in 5,024,617 shares of our common stock available for delivery in connection with awards granted under the plan;

•	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2012 fiscal year;

•	cast an advisory vote regarding executive compensation; and

•	consider and act upon such other business as may properly come before the meeting.

Who Is Entitled to Vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 13, 2012, the record date for the meeting, are entitled to notice of, to attend and to vote at the annual meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 49,148,600 shares of our common stock were issued and outstanding and were held by approximately 254 holders of record.

What Are the Voting Rights of MEDNAX’s Shareholders?

MEDNAX’s shareholders have one vote per share of MEDNAX common stock owned on the record date for each matter properly presented at the annual meeting. For example, if you owned 100 shares of our common stock on the close of business on March 13, 2012, you can cast 100 votes for each matter properly presented at the annual meeting.

What Constitutes a Quorum?

A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the meeting in person or by proxy. If a quorum is not present at the meeting, MEDNAX expects to postpone or adjourn the meeting to solicit additional proxies. Abstentions, including broker non-votes (as described below), will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum.

What Are “Broker Non-Votes”?

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the shareholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the ratification of the appointment of independent auditors. The election of directors, the approval of the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan, and the advisory vote on executive compensation are considered “non-routine” matters under the New York Stock Exchange rules. In addition, other matters may properly be brought before the meeting that may be considered “non-routine” under the applicable New York Stock Exchange rules. Shares held by a brokerage firm will not be voted on such non-routine matters by a brokerage firm unless it has received voting instructions from the shareholder and, accordingly, any such shares will be “broker non-votes.”

How Are Abstentions and Broker Non-Votes Treated?

Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against the election of the nominees for Director or the advisory vote on executive compensation. Abstentions will not be counted as votes cast either in favor of or against the ratification of the appointment of our independent auditors. With respect to the proposal to approve the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan, for Florida corporate law purposes, abstentions and broker non-votes will have no effect on the outcome; however, pursuant to the New York Stock Exchange’s interpretations of its shareholder approval policies, abstentions will have the same effect as votes against the proposal, and broker non-votes will also have the effect of votes against the proposal unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which case, broker non-votes will have no effect on the result of the vote.

Will My Shares Be Voted if I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, they will not be voted by the brokerage firm except as described above if you do not give the brokerage firm specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

How Do I Vote?

You can vote in any of the following ways:

To vote via the Internet:

•	Follow the instructions on your proxy card and the E-Proxy Notice; and

•	Vote your shares as instructed on your proxy card and E-Proxy Notice.

To vote by telephone if you are a registered shareholder who received a paper proxy card:

•	Dial 1-800-690-6903 from any touch-tone telephone at any time up until 11:59 p.m. EDT on May 9, 2012; and

•	Have your proxy card in hand and follow the instructions given to you on the line.

To vote by mail if you are a registered shareholder who received a paper proxy card:

•	Mark, sign and date your proxy card; and

•	Return it in the envelope provided.

To vote if you hold your shares in “street name,” follow the instructions of your bank or broker or vote in person as described below.

To vote in person if you hold your shares in “street name”:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

To vote in person if you are a registered shareholder:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

What Vote Is Required for the Proposals?

Assuming that a quorum is present at the annual meeting, Director nominees receiving the greatest number of affirmative votes from holders of our common stock will be elected as Directors of MEDNAX.

Assuming that a quorum is present, ratification of the appointment of our independent registered certified public accounting firm and the approval of the compensation of our named executive officers each requires a majority of the votes cast on the proposal at the annual meeting.

Assuming that a quorum is present, approval of the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan, as amended, will require the affirmative vote of a majority of the votes cast on the proposal, provided that, pursuant to the New York Stock Exchange’s shareholder approval policy, the total votes cast on the proposal represent over 50% of all shares of our common stock entitled to vote on the proposal.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board of Directors recommends that you vote:

•	“FOR” the election of each of the 10 nominees for Director named in this Proxy Statement;

•	“FOR” the approval of the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2012 fiscal year; and

•	“FOR” the approval of the compensation of our named executive officers.

How Will My Proxy Holders Vote?

The enclosed proxy designates Roger J. Medel, M.D., our Chief Executive Officer, Thomas W. Hawkins, our Senior Vice President, General Counsel and Secretary, and Vivian Lopez-Blanco, our Chief Financial Officer and Treasurer, each with full power of substitution, to hold your proxy and vote your shares. Dr. Medel, Mr. Hawkins and Ms. Lopez-Blanco will vote all shares of our common stock represented by proxies properly submitted via telephone or the Internet or properly executed proxies received in time for the annual meeting in the manner specified by the holders of those shares. Dr. Medel, Mr. Hawkins and Ms. Lopez-Blanco intend to vote all shares of our common stock represented by proxies properly submitted via telephone, or the Internet, or that are properly executed by the record holder but otherwise do not contain voting instructions, as follows:

•	“FOR” the election of each of the 10 nominees for Director named in this Proxy Statement;

•	“FOR” the approval of the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2012 fiscal year;

•	“FOR” the approval of the compensation of our named executive officers; and

•	in accordance with the recommendation of MEDNAX’s Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting.

Can I Change My Vote After I Have Voted?

Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by filing with MEDNAX’s Secretary a duly executed revocation of proxy, by properly submitting, either by telephone, mail or Internet, a proxy to MEDNAX’s Secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

MEDNAX will bear the cost of the solicitation of proxies from its shareholders, including preparing, printing and mailing this Proxy Statement, should you request a printed copy of the proxy materials, and the E-Proxy Notice. In addition to solicitations by mail, MEDNAX’s Directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. MEDNAX will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. MEDNAX will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

PROPOSAL 1: ELECTION OF MEDNAX’S DIRECTORS

MEDNAX’s Articles of Incorporation and Bylaws, each as amended and restated, provide that the number of Directors constituting MEDNAX’s Board of Directors will be determined from time to time by resolution adopted by MEDNAX’s Board of Directors. MEDNAX’s Board of Directors currently consists of 11 members; however, Dany Garcia has advised the company that she has decided not to stand for re-election at the 2012 Annual Shareholders’ Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee, the nominees for Director to be elected at the annual meeting in 2012 by the holders of our common stock are as follows:

•	Roger J. Medel, M.D., who has served as a Director since 1979;

•	Cesar L. Alvarez, who has served as Chairman of the Board of Directors since May 2004 and as a Director since March 1997;

•	Waldemar A. Carlo, M.D., who has served as a Director since June 1999;

•	Michael B. Fernandez, who has served as a Director since October 1995;

•	Roger K. Freeman, M.D., who has served as a Director since May 2002;

•	Paul G. Gabos, who has served as a Director since November 2002;

•	Pascal J. Goldschmidt, M.D., who has served as a Director since March 2006;

•	Manuel Kadre, who has served as a Director since May 2007;

•	Donna E. Shalala, Ph.D., who has served as a Director since May 2010; and

•	Enrique J. Sosa, Ph.D., who has served as a Director since May 2004.

Please see below under “Directors and Executive Officers” for the biographies of these nominees for Director.

Each Director elected will serve for a term expiring at MEDNAX’s 2013 Annual Meeting of Shareholders, which is expected to be held in May 2013, or until his or her successor has been duly elected and qualified.

MEDNAX’s Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, proxies will be voted for the remaining nominees and for such other person as may be designated by MEDNAX’s Board of Directors, unless the proxies provide otherwise.

If a quorum is present at the annual meeting, the 10 nominees receiving the highest number of votes “FOR” election will be elected to the Board of Directors of MEDNAX. Proxies will be voted “FOR” all such nominees absent contrary instructions.

MEDNAX’s Board of Directors recommends a vote “FOR” the election of each of the 10 nominees for Director.

GOVERNANCE AND RELATED MATTERS

Our business, property and affairs are managed under the direction of our Board of Directors, except with respect to those matters reserved for our shareholders. Our Board of Directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our Board of Directors’ mission is to further the long-term interests of our shareholders. Members of the Board of Directors are kept informed of MEDNAX’s business through discussions with MEDNAX’s management, primarily at meetings of the Board of Directors and its committees, and through reports and analyses presented to them. Significant communications between our Directors and senior management occur apart from such meetings.

Questions and Answers About Our Corporate Governance Practices

What Committees Have Our Board of Directors Established?

The standing committees of MEDNAX’s Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Medical Science and Technology Committee. Copies of the charters for these committees, as well as our corporate governance principles, are available on our Website at www.mednax.com. Our Internet Website and the information contained therein, other than material expressly referred to in this Proxy Statement, or connected thereto are not incorporated into this Proxy Statement. A copy of our committee charters and corporate governance principles are also available upon request from MEDNAX’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323.

How Many Times Did Our Board of Directors Meet During 2011?

During 2011, MEDNAX’s Board of Directors held nine meetings and took various actions by unanimous written consent. Committees of the Board of Directors held a combined total of 20 meetings and also took actions by unanimous written consent. Each Director attended at least 75% of the total number of meetings of MEDNAX’s Board of Directors and its committees held during 2011 during the period he or she was a member thereof. Although MEDNAX has no formal policy with respect to its Directors’ attendance at MEDNAX’s annual shareholders’ meetings, in 2011 all of our Directors attended the annual shareholders’ meeting.

Are a Majority of Our Directors Independent?

Our Board of Directors has reviewed information about each of our non-employee Directors and made the determination that we have a majority of independent Directors on our Board of Directors. In arriving at this conclusion, our Board of Directors made the affirmative determination that each of Drs. Carlo and Freeman, Ms. Garcia and Messrs. Alvarez, Fernandez, Gabos, Sosa and Kadre meet the Board of Directors’ previously adopted categorical standards for determining independence in accordance with the New York Stock Exchange’s corporate governance rules. In making this determination, the Board of Directors considered transactions and relationships between each Director or any member of his or her immediate family and MEDNAX and its subsidiaries and affiliates. These transactions consisted of the payment of travel and entertainment expenses for the spouses of our Directors in connection with our Board of Directors’ annual board retreat and meetings and those transactions reported below under “Certain Relationships and Related Party Transactions – Transactions with Related Persons.” Our Board of Directors determined that each of these transactions and relationships was within the New York Stock Exchange standards and our categorical standards and that none of the transactions or relationships affected the independence of the Director involved. In determining that Ms. Shalala and Dr. Goldschmidt were not independent in accordance with New York Stock Exchange standards, our Board of Directors considered Dr. Medel’s service, until September 2009, on the Trustee Services Committee for the University of Miami. As a member of the Trustee Services Committee, Dr. Medel participated in setting performance goals and annual bonus allocations for various University of Miami employees, including Ms. Shalala, the President of the University of Miami, and Dr. Goldschmidt, the Senior Vice President for Medical Affairs and Dean of the University of Miami Leonard M. Miller School of Medicine. Our adopted categorical standards for determining independence in accordance with the New York Stock Exchange’s corporate governance rules are contained in our corporate governance principles, a copy of which is available on our Website at www.mednax.com.

Who Is the “Chairman of the Board” or “Presiding Director”?

To assist the Board of Directors in fulfilling its obligations, following each annual meeting of the shareholders, MEDNAX’s Board of Directors designates a non-management Director as “Chairman of the Board” or, alternatively, as “Presiding Director.” MEDNAX separates the roles of Chief Executive Officer and Chairman of the Board or Presiding Director in recognition of the differences between the two roles. The Chief Executive Officer is responsible for determining the strategic direction for the Company and the day-to-day leadership and performance of the Company. The principal responsibility of the Chairman of the Board or Presiding Director is to serve as chief administrative liaison between independent Directors and MEDNAX management and to monitor implementation of Board of Directors’ directives and actions. At least once a year, the Chairman of the Board or Presiding Director also presides over meetings of our independent Directors. Following our 2011 annual meeting of shareholders, our Board of Directors appointed Mr. Alvarez to serve as Chairman of the Board.

What Role Does the Board of Directors Serve in Risk Oversight for the Company?

The Board of Directors provides oversight of the Company’s risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, regulatory, legal and strategic risks and mitigation strategies for such risks. In addition, as reflected in the Audit Committee Charter, the Board of Directors has delegated to the Audit Committee responsibility to oversee, discuss and evaluate the Company’s policies and guidelines with respect to risk assessment and risk management, including internal control over financial reporting. As appropriate, the Audit Committee provides reports to and receives direction from the full Board of Directors regarding the Company’s risk management policies and guidelines, as well as the Audit Committee’s risk oversight activities.

How Can Shareholders Communicate with the Board of Directors?

Anyone who has a concern about MEDNAX’s conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chairman of the Board of Directors (or Presiding Director), our non-management Directors, the Chairman of the Audit Committee or the Audit Committee. Such communications may be confidential or anonymous, and may be submitted in writing to the Chief Compliance Officer, MEDNAX, Inc., 1301 Concord Terrace, Sunrise, Florida 33323, or reported by phone at 877-835-5764. All such concerns will be forwarded to the appropriate Directors for their review, and will be simultaneously reviewed and addressed by the Company’s General Counsel or Chief Compliance Officer in the same way that other concerns are addressed by us. MEDNAX’s Code of Conduct, which is discussed below, prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Has MEDNAX Adopted a Code of Conduct?

MEDNAX has adopted a Code of Conduct that applies to all Directors, officers, employees and independent contractors of MEDNAX and its affiliated medical practices. MEDNAX intends to disclose any amendments to, or waivers from, any provision of the Code of Conduct that applies to any of MEDNAX’s executive officers or Directors by posting such information on our Website at www.mednax.com.

MEDNAX has also adopted a Code of Professional Conduct — Finance that applies to all employees with access to, and responsibility for, matters of finance and financial management, including MEDNAX’s Chief Executive Officer and Chief Financial Officer and Treasurer. MEDNAX intends to disclose any amendments to, or waivers from, any provision of the Code of Conduct that applies to any of MEDNAX’s Chief Executive Officer, Chief Financial Officer and Treasurer, principal accounting officer or controller or persons performing similar functions by posting such information on our Website at www.mednax.com.

Copies of our Code of Conduct and the Code of Professional Conduct — Finance are available on our Website at www.mednax.com and upon request from MEDNAX’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MEDNAX’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such report by reference.

We act under a written charter that has been adopted by MEDNAX’s Board of Directors. While we have the responsibilities set forth in this charter, it is not our duty to plan or conduct audits or to determine that MEDNAX’s financial statements are complete, accurate or in compliance with generally accepted accounting principles. This is the responsibility of MEDNAX’s management and independent auditors.

Our primary function is to assist the Board of Directors in their evaluation and oversight of the integrity of MEDNAX’s financial statements and internal control over financial reporting, the qualifications and independence of MEDNAX’s independent auditors and the performance of MEDNAX’s audit functions. In addition, while we are also responsible for assisting the Board of Directors in their evaluation and oversight of MEDNAX’s compliance with applicable laws and regulations, it is not our duty to assure compliance with such laws and regulations or MEDNAX’s Compliance Plan and related policies. We are also responsible for overseeing, discussing and evaluating MEDNAX’s guidelines, policies and processes with respect to risk assessment and risk management and the steps management has taken to monitor and control risk exposure, and we advise the Board of Directors with respect to such matters, as appropriate.

We also oversee MEDNAX’s auditing, accounting and financial reporting processes generally. Management is responsible for MEDNAX’s financial statements and the financial reporting process, including the system of internal controls. We also review the preparation by management of MEDNAX’s quarterly and annual financial statements. MEDNAX’s independent auditors, who are accountable to us, are responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of MEDNAX in conformity with accounting principles generally accepted in the United States. MEDNAX’s independent auditors are also responsible for auditing and reporting on the effective operation of MEDNAX’s internal control over financial reporting. We are responsible for retaining MEDNAX’s independent auditors, and maintain sole responsibility for their compensation, oversight and termination. We are also responsible for pre-approving all non-audit services to be provided by the independent auditors, and on an annual basis discussing with the independent auditors all significant relationships they have with MEDNAX to determine their independence.

In fulfilling our oversight role, we met and held discussions with MEDNAX’s management and independent auditors. Management advised us that MEDNAX’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2011. In addition, we reviewed and discussed the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of MEDNAX’s periodic reports, key accounting and reporting issues and the scope, adequacy and assessments of MEDNAX’s internal controls and disclosure controls and procedures with management and MEDNAX’s independent auditors. We discussed privately with the independent auditors matters deemed significant by the independent auditors, including those matters required to be discussed pursuant to U.S. Auditing Standards AU Section 380 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The independent auditors also provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with the independent auditors matters relating to their independence. We also reviewed a report by the independent auditors describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal-quality control review or external peer review or inspection performed by the Public Company Accounting Oversight Board.

Based on our review with management and the independent auditors of MEDNAX’s audited consolidated financial statements and internal controls over financial reporting and the independent auditors’ report on such financial statements and their evaluation of MEDNAX’s internal controls over financial reporting, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011, be included in MEDNAX’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors.

Paul G. Gabos

Dany Garcia

Manuel Kadre

Enrique J. Sosa, Ph.D.

Report of the Compensation Committee

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MEDNAX’s filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

In fulfilling our role, we met and held discussions with MEDNAX’s management and reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement on Schedule 14A. Based on the review and discussions with management and our business judgment, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board of Directors.

Michael B. Fernandez

Waldemar A. Carlo, M.D.

Manuel Kadre

DIRECTORS AND EXECUTIVE OFFICERS

MEDNAX’s Directors and Executive Officers

MEDNAX’s Directors and Executive Officers are as follows:

Name	Age	Position with MEDNAX
Roger J. Medel, M.D. (1)	65	Chief Executive Officer and Director
Cesar L. Alvarez (1)	64	Chairman of the Board of Directors
Waldemar A. Carlo, M.D. (3)(5)	59	Director
Michael B. Fernandez (3)(4)	59	Director
Roger K. Freeman, M.D. (4)(5)	76	Director
Paul G. Gabos (1)(2)	46	Director
Dany Garcia (2)	43	Director
Pascal J. Goldschmidt, M.D. (5)	57	Director
Manuel Kadre (2)(3)	46	Director
Donna E. Shalala, Ph.D.	71	Director
Enrique J. Sosa, Ph.D. (2)(4)	71	Director
Joseph M. Calabro	51	President and Chief Operating Officer
David A. Clark	45	Chief Operating Officer, Pediatrix Division
Thomas W. Hawkins	50	Senior Vice President, General Counsel and Secretary
Vivian Lopez-Blanco	54	Chief Financial Officer and Treasurer
Michael D. Stanley	65	President, Pediatrix Division
Karl B. Wagner	46	President, American Anesthesiology

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	Member of the Medical Science and Technology Committee.

Roger J. Medel, M.D., has been a Director of the Company since he co-founded it in 1979. Dr. Medel served as the Company’s President until May 2000 and as Chief Executive Officer until December 2002. In March 2003, Dr. Medel reassumed the position of President, serving in that position until May 2004, and Chief Executive Officer, a position in which he continues to serve today. Dr. Medel is a member of the Board of Trustees of the University of Miami. Dr. Medel participates as a member of several medical and professional organizations and, from June 2006 to April 2009 served on the Board of Directors of MBF Healthcare Acquisition Corp. The Board of Directors has concluded that Dr. Medel’s qualifications to serve on the Board include his experience as our Chief Executive Officer and founder of the Company and a physician with training and experience in the Company’s historical base service line of neonatology.

Cesar L. Alvarez has been a Director since March 1997 and was elected as Chairman of the Board of Directors in May 2004. Mr. Alvarez has served since January 2010 as the Executive Chairman of the international law firm of Greenberg Traurig, P.A. and previously served as its Chief Executive Officer from 1997 until his election as Executive Chairman. Mr. Alvarez also serves on the Board of Directors of Watsco, Inc. and Fairholme Funds, Inc. Mr. Alvarez served as a director of Atlantis Plastics, Inc. from 1995 until 2008 and as a director of New River Pharmaceuticals, Inc. from 2004 until 2007. The Board of Directors has concluded that Mr. Alvarez’s qualifications to serve on the Board include his management experience as the current Executive Chairman and as former Chief Executive Officer of one of the nation’s largest law firms with professionals providing services in multiple locations across the country and abroad as well as his many years of corporate governance experience, both counseling and serving on the Boards of Directors of publicly traded and private companies.

Waldemar A. Carlo, M.D., was elected as a Director in June 1999. Dr. Carlo has served as Professor of Pediatrics and Director of the Division of Neonatology at the University of Alabama School of Medicine since 1991. Dr. Carlo participates as a member of several medical and professional organizations. He has received numerous research awards and grants and has lectured extensively, both nationally and internationally. The Board of Directors has concluded that Dr. Carlo’s qualifications to serve on the Board include his experience as a nationally known Professor of Neonatology leading one of the nation’s largest academic neonatal practices as well as his experience performing scientific research and developing and implementing educational programs for physicians.

Michael B. Fernandez was elected as a Director in October 1995. Mr. Fernandez has served as Chairman and is and has been a Managing Director of MBF Healthcare Partners, L.P., a private equity firm focused on investing in healthcare service companies, since February 2005. Mr. Fernandez previously served as Chairman and Chief Executive Officer of CarePlus Health Plans Inc., a managed care HMO, from January 2003 until February 2005, as Chairman and Chief Executive Officer of Physicians Healthcare Plans, Inc., a Florida-based HMO, from 1992 until December 2002, and as Chairman and Chief Executive Officer of MBF Healthcare Acquisition Corp. from June 2006 until April 2009. Presently, Mr. Fernandez serves as a member of the Board of Trustees of the University of Miami and is on the Board of Directors of various private entities, including Healthcare Atlantic, Inc., a holding company that operates various health care entities. The Board of Directors has concluded that Mr. Fernandez’s qualifications to serve on the Board include his experience over many years as a founder, investor and executive in a variety of successful healthcare businesses (including managed care companies), his financial and marketing expertise, as well as his experience as a member of the Board of Trustees of the University of Miami.

Roger K. Freeman, M.D., was elected as a Director in May 2002. Dr. Freeman is a maternal-fetal medicine physician. In 1975, he founded Perinatal Associates of Southern California, a physician practice group that has been affiliated with the Company since we acquired Magella Healthcare Corporation (“Magella Healthcare”) in May 2001. In September 1999, Dr. Freeman retired from the private practice of medicine. Dr. Freeman has served on many national and local OB/GYN and maternal-fetal organizations. He is currently a member of the Long Beach Memorial Medical Center Foundation Board and serves on the Board of Directors of Todd Cancer Institute at Long Beach Memorial Hospital. Dr. Freeman has authored numerous articles and three books. The Board of Directors has concluded that Dr. Freeman’s qualifications to serve on the Board include his experience as a nationally known and now retired Professor of Obstetrics and Gynecology with expertise in maternal-fetal medicine as well as his experience with performing scientific research and developing and implementing educational programs for physicians.

Paul G. Gabos was elected as a Director in November 2002. Mr. Gabos has served as Chief Financial Officer of Lincare Holdings Inc. (“Lincare”) since June 1997 and previously served as Vice President — Administration for Lincare. Prior to joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds, Inc. The Board of Directors has concluded that Mr. Gabos’ qualifications to serve on the Board include his management experience as a senior executive and financial expertise as Chief Financial Officer of a publicly traded healthcare services company and prior thereto as an investment banker with a large national firm.

Dany Garcia was elected as a Director in November 2008. Since January 2010, Ms. Garcia has been Chief Executive Officer of The Garcia Companies, a media management company. From July 2006 to December 2010, Ms. Garcia was Chairwoman and Managing Member of White Buffalo Entertainment Holdings, LLC, an entertainment production company. From 2003 to 2009, Ms. Garcia served as the Chief Executive Officer of JDM Partners, LLC, an investment advisory firm that specialized in providing investment counsel to high net worth individuals, families and corporations. Ms. Garcia also serves as a member of the University of Miami Board of Trustees. The Board of Directors has concluded that Ms. Garcia’s qualifications to serve on the Board include her experience leading an entertainment company, her financial expertise as a former Chief Executive Officer of an investment advisory firm as well as her experience as a member of the Board of Trustees of the University of Miami. Ms. Garcia has advised the Company that she has decided not to stand for re-election at the 2012 Annual Shareholders’ Meeting.

Pascal J. Goldschmidt, M.D., was elected as a Director in March 2006. Dr. Goldschmidt has been the Chief Executive Officer of the University of Miami Health System since November 2007 and the Senior Vice President for Medical Affairs and Dean of the University of Miami Leonard M. Miller School of Medicine since April 2006. Previously, Dr. Goldschmidt was a faculty member with the Department of Medicine at Duke University Medical Center where he served as Chairman from 2003 to 2006 and as Chief of the Division of Cardiology from 2000 to 2003. Dr. Goldschmidt currently serves on the Board of Directors of Health Management Associates and previously served as a director for Opko Health, Inc. from 2007 until 2011. The Board of Directors has concluded that Dr. Goldschmidt’s qualifications to serve on the Board include his experience as a Chief Executive Officer of a healthcare and hospital system, as Dean of a premier medical school managing physicians and other healthcare professionals, as a physician trained in cardiology, as well as his experience performing scientific research and developing and implementing educational programs for physicians.

Manuel Kadre was elected as a Director in May 2007. Mr. Kadre has been the Chief Executive Officer of Gold Coast Caribbean Importers, LLC since July 2009. From 1995 until July 2009, Mr. Kadre served as Vice President, General Counsel and Secretary of CC1 Companies, Inc., which distributes Coca-Cola and other beverage products in markets throughout the Caribbean. Mr. Kadre also serves on the Board of Trustees of the University of Miami and the Board of Governors of University of Miami Hospital and previously served as a director of Equity Media Holdings Corporation from April 2007 until December 2008. The Board of Directors has concluded that Mr. Kadre’s qualifications to serve on the Board include his experience in acquiring and managing businesses, including those in regulated industries and in government relations, his financial expertise as well as his experience as a member of the Board of Trustees of the University of Miami.

Donna E. Shalala, Ph.D., was elected as a Director in May 2010. Ms. Shalala has served as the President of the University of Miami and Professor of Political Science at the University of Miami since 2001. From 1993 until 2001, Ms. Shalala served as the United States Secretary of Health and Human Services. Ms. Shalala served as Chancellor and Professor of Political Science at the University of Wisconsin-Madison from 1987 to 1993 and as President and Professor of Political Science at Hunter College from 1980 to 1987. From 1977 to 1980, Ms. Shalala served as Assistant Secretary of the Department of Housing and Urban Development. Ms. Shalala serves as a director for Lennar Corporation, and is a member of the Institute of Medicine of the National Academy of Medicine. From 2001 to 2011, Ms. Shalala served as a director of Gannett Co., Inc. From 2001 until 2007, Ms. Shalala served as a director of UnitedHealth Group Incorporated. The Board of Directors has concluded that Ms. Shalala’s qualifications to serve on the Board include her expertise in health policy, financing and administration and her experience as the former Secretary of the United States Department of Health and Human Services as well as the current President of the University of Miami, one of the top research universities in the country.

Enrique J. Sosa, Ph.D., was elected as a Director in May 2004. Mr. Sosa, who is presently retired, served as President of BP Amoco Chemicals from January 1999 to April 1999. From 1995 to 1998, he was Executive Vice President of Amoco Corporation. Prior to joining Amoco, Mr. Sosa served as Senior Vice President of The Dow Chemical Company, President of Dow North America and a member of its Board of Directors. Mr. Sosa is currently a Director of FMC Corporation and Northern Trust Corporation. The Board of Directors has concluded that Mr. Sosa’s qualifications to serve on the Board include his management and financial expertise as a former executive officer of large international industrial businesses, his many years of experience with corporate governance, and his service on the Boards of Directors of other publicly traded companies.

Joseph M. Calabro joined the Company in January 1996 as Chief Information Officer. In January 2000 Mr. Calabro was appointed Executive Vice President, Management, in May 2000 he was appointed Chief Operating Officer and in May 2004 he was appointed President. Prior to joining the Company, Mr. Calabro served as Director of Information Technology for the Ambulatory Surgery Group of Columbia/HCA. He served in various operational and technology positions for various healthcare companies from 1987 to 1994.

David A. Clark joined the Company in May 2001 and has been Chief Operating Officer of our Pediatrix Division since August 2008 with executive officer responsibilities since January 1, 2009. Mr. Clark served as

Senior Vice President, Operations from December 2003 until August 2008, and as Vice President of Operations, South Central Region from November 2001 to November 2003. From June 2000 to October 2001, Mr. Clark was Vice President of Operations for Magella Healthcare, which we acquired in 2001, and prior thereto he was Vice President of Business Development for Magella Healthcare. Mr. Clark is a certified public accountant.

Thomas W. Hawkins joined the Company in May 2003 and has served as Senior Vice President, General Counsel and Secretary since June 2003. From January 2000 to April 2003, he was a partner with New River Capital Partners, L.P., a private equity firm. Mr. Hawkins previously served as Senior Vice President, Corporate Development at AutoNation, Inc., from June 1996 to December 1999. From 1994 to 1996, Mr. Hawkins was Executive Vice President — Administration of Blockbuster Entertainment Group, a division of Viacom, Inc. He served as General Counsel at Blockbuster Entertainment Corporation prior to its merger with Viacom, Inc. in 1994. In October 2011, Mr. Hawkins informed the Company of his intent to retire. He will remain in office until the transition to his successor is complete.

Vivian Lopez-Blanco joined the Company in May 2008 as Vice President and Treasurer and was appointed Chief Financial Officer in January 2010. Prior to joining the Company, from 2003 to 2008, Ms. Lopez-Blanco served as Chief Financial Officer of Carrols Corporation’s Hispanic Restaurants Division, which includes the Pollo Tropical and Taco Cabana concepts. Ms. Lopez-Blanco joined Pollo Tropical in 1997 as Controller, was promoted to Chief Financial Officer in 1998 and led the Company through its acquisition by Carrols. Prior to Pollo Tropical, Ms. Lopez-Blanco served in a variety of positions with an international accounting firm. Ms. Lopez-Blanco is a certified public accountant.

Michael D. Stanley, M.D., joined the Company in 1997 and became President of our Pediatrix Division in February 2012. Dr. Stanley previously served as our Regional President, South Central Region for the Pediatrix Division from January 2002 until February 2012 and prior thereto as our Vice President of Medical Operations, South Central Region. Dr. Stanley is board certified in pediatrics and neonatal-perinatal medicine.

Karl B. Wagner joined the Company in May 1997 and became President of our American Anesthesiology Division in January 2010. Mr. Wagner was appointed Chief Financial Officer and Treasurer in August 1998 and served as the Company’s Chief Financial Officer from August 1998 until December 2009, and as Treasurer from August 1998 until May 2008. Prior to his appointment, Mr. Wagner served as the Company’s Controller. Prior to joining the Company, Mr. Wagner was Chief Financial Officer for the East Region of Columbia/HCA’s Ambulatory Surgery Group from January 1995 until May 1997. From July 1993 through January 1995, Mr. Wagner was Assistant Controller of Medical Care International, Inc., a subsidiary of Medical Care America, Inc.

Committees of the Board of Directors

Audit Committee

MEDNAX’s Audit Committee held seven meetings in 2011. Messrs. Gabos, Sosa and Kadre and Ms. Garcia were members of the committee throughout 2011. Mr. Gabos acted as chair of the committee throughout 2011. MEDNAX’s Board of Directors has determined that each of Messrs. Gabos and Sosa qualify as “audit committee financial experts” as defined by the rules and regulations of the Securities and Exchange Commission and that each of Messrs. Gabos, Sosa and Kadre and Ms. Garcia meet the independence requirements under such rules and regulations and for a New York Stock Exchange listed company.

MEDNAX’s Board of Directors has adopted a written charter for the Audit Committee setting out the functions that it is to perform. A copy of the Audit Committee Charter is available on our Website at www.mednax.com.

Please refer to the Report of the Audit Committee, which is set forth above, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2011.

Compensation Committee

MEDNAX’s Compensation Committee held six meetings in 2011. Dr. Carlo and Messrs. Fernandez and Kadre were members of the committee throughout 2011. Mr. Fernandez acted as chair of the committee throughout 2011. MEDNAX’s Board of Directors has determined that each of Dr. Carlo and Messrs. Fernandez and Kadre meet the independence requirements for a New York Stock Exchange listed company.

MEDNAX’s Board of Directors has adopted a written charter for the Compensation Committee setting out the functions that it is to perform. A copy of the Compensation Committee Charter is available on our Website at www.mednax.com.

The primary purpose of MEDNAX’s Compensation Committee is to assist MEDNAX’s Board of Directors in the discharge of the Board of Directors’ responsibilities relating to compensation of executives. The scope of authority of MEDNAX’s Compensation Committee includes the following:

•	Evaluating the performance of and setting the compensation for MEDNAX’s Chief Executive Officer and other executive officers;

•	Supervising and making recommendations to MEDNAX’s Board of Directors with respect to incentive compensation plans and equity-based plans for executive officers;

•

Overseeing the review of the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, including discussing at least annually the relationship between risk management policies and practices and compensation and considering, as appropriate, compensation policies and practices that could mitigate any such risk;

•

Evaluating whether or not to engage, retain, or terminate an outside consulting firm for the review and evaluation of MEDNAX’s compensation plans and approving such outside consulting firm’s fees and other retention terms; and

•	Conducting an annual performance evaluation of MEDNAX’s Compensation Committee.

Upon a determination of MEDNAX’s full Compensation Committee membership, matters may be delegated to a subcommittee for evaluation and recommendation back to the full committee. For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and Director compensation, see “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Administration.”

Nominating and Corporate Governance Committee

MEDNAX’s Nominating and Corporate Governance Committee held two meetings in 2011. Dr. Freeman and Messrs. Fernandez and Sosa were members of the committee throughout 2011. Dr. Freeman acted as chair of the committee throughout 2011. MEDNAX’s Board of Directors has determined that each of Messrs. Fernandez and Sosa and Dr. Freeman meet the independence requirements for a New York Stock Exchange listed company.

MEDNAX’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee setting out the functions that it is to perform. A copy of the Nominating and Corporate Governance Committee Charter is available on our Website at www.mednax.com.

The Nominating and Corporate Governance Committee assists the Board of Directors with respect to nominating new Directors and committee members and taking a leadership role in shaping the corporate governance of MEDNAX. To fulfill its responsibilities and duties, the committee, among other things, reviews the qualifications and independence of existing Directors and new candidates; assesses the contributions of current Directors; identifies and recommends individuals qualified to be appointed to committees of the Board of Directors; considers rotation of committee members; reviews the charters of the committees and makes recommendations to the full Board of Directors with respect thereto; develops and recommends to the Board of Directors corporate governance principles, including a code of business conduct; and evaluates and recommends succession plans for MEDNAX’s Chief Executive Officer and other senior executives.

Although the Nominating and Corporate Governance Committee does not solicit director nominations, the committee will consider candidates suggested by shareholders in written submissions to MEDNAX’s Secretary in accordance with the procedures described below in the section entitled “Information Concerning Shareholder Proposals.” In evaluating nominees for Director, the committee does not differentiate between nominees recommended by shareholders and others. In identifying and evaluating candidates to be nominated for Director, the committee reviews the desired experience, mix of skills and other qualities required for appropriate Board composition, taking into account the current Board members and the specific needs of MEDNAX and its Board of Directors. Although the committee does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, the Committee’s review process is designed so that the Board of Directors includes members with diverse backgrounds, skills and experience, and represents appropriate financial, clinical and other expertise relevant to the business of MEDNAX. At a minimum, Director candidates must meet the following qualifications: high personal and professional ethics, integrity and values and a commitment to the representation of the long-term interests of our shareholders. Although the committee’s charter permits the committee to engage a search firm to identify Director candidates, MEDNAX did not pay any third parties a fee to assist in the process of identifying or evaluating Director candidates in 2011.

Risk Considerations in Our Compensation Programs

The Company has reviewed its compensation structures and policies as they pertain to risk and has determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

MEDNAX has a written policy for the review and approval or ratification of transactions (i) between MEDNAX and any MEDNAX Director or any other entity in which any MEDNAX Director is a Director, officer or has a financial interest; and (ii) in which MEDNAX is or will be a participant and any related person has or will have a direct or indirect material interest. For purposes of the policy, a related person includes any MEDNAX Director or Director nominee, executive officer or holder of more than 5% of the outstanding voting stock of MEDNAX or any of their respective immediate family members. The policy does not apply to transactions pertaining to (i) director or officer compensation that is approved or recommended to MEDNAX’s Board of Directors for approval by MEDNAX’s Compensation Committee or (ii) the employment by MEDNAX of any immediate family member of a related person in a non-officer position and at compensation levels commensurate with that paid to other similarly situated employees.

Pursuant to the terms of the policy, all covered transactions, if determined to be material by MEDNAX’s General Counsel or if the transaction involves the participation of a member of the MEDNAX Board of Directors, are required to be promptly referred to the disinterested members of the MEDNAX Audit Committee for their review or, if less than a majority of the members of MEDNAX Audit Committee are disinterested, to all the disinterested members of the MEDNAX Board of Directors. Pursuant to the terms of the policy, materiality determinations must be based on the significance of the information to investors in light of all circumstances, including, but not limited to, the (i) relationship of the related persons to the covered transaction, and with each other, (ii) importance to the person having the interest, and (iii) amount involved in the transaction. All transactions involving in excess of $120,000 are automatically deemed to be material pursuant to the terms of the policy.

The disinterested Directors of MEDNAX’s Audit Committee or Board of Directors, as applicable, are required to review such material covered transactions at their next regularly-scheduled meeting, or earlier if a special meeting is called by the Chairman of the Audit Committee and may only approve such a material covered transaction if it has been entered into in good faith and on fair and reasonable terms that are no less favorable to MEDNAX than those that would be available to MEDNAX in a comparable transaction in arm’s length dealings with an unrelated third party at the time it is considered by the disinterested Directors of MEDNAX’s Audit Committee or Board of Directors, as applicable.

All of the transactions described in “Transactions with Related Persons” below were covered transactions under our policy and the policies and procedures required by the policy were followed in connection with the review and approval or ratification of all of such transactions.

Transactions with Related Persons

Mr. Alvarez has served on MEDNAX’s Board of Directors since March 1997. Mr. Alvarez is the Executive Chairman of Greenberg Traurig, P.A., which serves as one of MEDNAX’s outside counsels and receives customary fees for legal services. In 2011, MEDNAX paid Greenberg Traurig, P.A. approximately $1,315,000 for such services and currently anticipates that this relationship will continue.

Deborah Medel-Guerrero, the daughter of Dr. Medel, is employed by MEDNAX as its Vice President, Practice Integration and is responsible for facilitation and coordination of all matters relating to the integration of newly acquired physician practice groups and generally, the start-up of new business opportunities for existing practices. In 2011, MEDNAX paid Ms. Medel-Guerrero $124,921 in salary and bonus and provided her certain health and other benefits customarily provided to similarly situated employees. In addition, in 2011, MEDNAX granted Ms. Medel-Guerrero a restricted stock award of 1,596 shares of our common stock with a three-year vesting period, and with other terms that applied to awards granted to other key employees on the same date.

Compensation Committee Interlocks and Insider Participation

In 2011, none of our executive officers or directors was a member of the board of directors of any other company where the relationship would be considered a compensation committee interlock under the SEC rules.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors determines the compensation for our Chief Executive Officer and other senior executive officers and oversees the administration of our executive compensation programs. The Compensation Committee is composed entirely of independent Directors and is advised as necessary by an independent consultant retained by the Compensation Committee. Our Chief Executive Officer provides advice and recommendations to the Compensation Committee with respect to the compensation of other senior executive officers.

2011 Compensation and Performance Overview

Some of the most significant aspects of our executive compensation and performance for 2011 include:

•

As compared to 2010, our net patient service revenue grew by 13.3% to $1.6 billion, our income from operations grew by 13.6% to $355.4 million, our net income grew by 13.7% to $218.0 million, our diluted net income per common and common equivalent share increased to $4.47 from to $4.03 and our cash flow from operating activities increased to $271.0 million from $240.6 million.[1]

[1]	Comparisons of net income and diluted net income per common and common equivalent share are based on non-GAAP net income for 2010 that excludes a $10.9 million reduction in our income tax provision, or $0.23 per common and common equivalent share, resulting from the resolution of certain matters that were under review with taxing authorities. On a GAAP basis, 2011 net income increased by 7.6% from 2010 net income of $202.7 million and 2010 diluted net income per common and common equivalent share was $4.26.

•

We invested $161.4 million to complete 10 practice acquisitions (including contingent consideration for prior year acquisitions), seven of which were in pediatric services and three in anesthesia services.

•	We expanded our senior credit facility by $150 million to $500 million and extended its maturity to 2016, providing us with additional capital to support our growth.

•

We entered into a new Employment Agreement with our Chief Executive Officer, Roger J. Medel, M.D., recognizing his crucial role in our long-term success, outstanding financial performance and execution of our strategic plan and business model.

•

The salaries, bonus opportunities and annual equity grant values for the named executive officers have remained the same since 2008, with the exceptions of Dr. Medel, who entered into a new Employment Agreement in 2011, and Ms. Lopez-Blanco, who received an 8.0% salary increase, an increase in target bonus opportunity from 75% to 100% of salary and an increase in annual equity grant value from $465,000 to $575,000, following her initial period of service as our Chief Financial Officer.

•

We achieved income from operations for 2011 that fell within the target goal range set forth in the annual bonus adjustment guidelines established by the Compensation Committee for 2011. As a result, the named executive officers were entitled to receive 100% of their target bonus opportunities.

During 2011, the Compensation Committee negotiated and approved a new Employment Agreement for Dr. Medel. This action resulted from the Board of Directors’ determination to extend Dr. Medel’s employment by an additional five years beyond the 2013 expiration date of his prior agreement. In this regard, our Board of Directors considered Dr. Medel’s crucial role in our long term success, the outstanding financial performance delivered during his tenure and the execution of our strategic plan and business model, including the continued growth of our revenue, income from operations and net income, the increased market value of our equity, the continued growth of our historical neonatal, maternal-fetal medicine and pediatric cardiology practices, while expanding into anesthesia services, and the outstanding management of our overhead and other expenses in the context of that growth. In negotiating the terms of the new Employment Agreement for Dr. Medel, the Compensation Committee was advised by both its independent compensation consultant, Pearl Meyer & Partners, or PMP, and its independent legal counsel.

As preparation for discussions with Dr. Medel and his legal advisors, the Compensation Committee directed PMP to prepare an evaluation of his compensation, including an update to market references and practices and a historical review of Dr. Medel’s compensation. The report was delivered to the Compensation Committee in June 2011 and used as a reference by it during negotiations with Dr. Medel and his representatives that concluded with the execution of Dr. Medel’s new Employment Agreement that became effective on August 7, 2011 and expires in 2018.

Using publicly available information for 17 public companies in the health care services industry consisting of Tenet Healthcare Corporation, DaVita Inc., Universal Health Services, Inc., Health Management Associates, Inc., Laboratory Corporation of America Holdings, Kindred Healthcare, Inc., LifePoint Hospitals, Inc. HealthSpring, Inc., Magellan Health Services, Inc., Brookdale Senior Living Inc., HealthSouth Corporation, Lincare Holdings Inc., Amedisys, Inc., Team Health Holdings, Inc., Gentiva Health Services, Inc., Chemed Corporation and AmSurg Corp., PMP advised the Compensation Committee that we ranked at or near the peer group median in terms of both income from operations and enterprise value (market value of equity plus value of debt), the two most relevant comparison factors as determined by the Compensation Committee. In addition, PMP advised the Compensation Committee that we ranked near or above the peer group 75th percentile in areas such as EBITDA margin, adjusted net income and equity market value, five year shareholder return, revenue and earnings growth rates and return on invested capital.

The table below summarizes the major elements of Dr. Medel’s new Employment Agreement and compares them to market references developed by PMP and to provisions in the prior agreement with Dr. Medel.

Element	2011 Employment Agreement	Previous Employment Agreement	Market Reference
Base Salary	$1 million	5% increase over $950,000 salary that had been in place since August 2008	Peer median of $900,000 and 75th percentile of $1,000,000

Annual Bonus	Target of 150% of salary	No change; bonuses paid were 35% of target in 2008, 200% of target in 2009 and 80% of target in 2010	14 of 17 peer CEOs have bonus target of 100% or greater of salary, but the average median peer bonus paid in 2010 and during 2008-2010 period was 156% of the peer median salary

Severance	2 times salary and bonus if terminated without cause; 3 times salary and bonus if related to a change-in-control	None	8 of 17 peer CEOs/12 of 17 peer CEOs have severance equal to 200% to 300% of salary and bonus for termination without cause/ or if termination is related to a change-in-control

Retirement benefits	Participation in company 401(k) plan; no supplemental benefit or non-qualified deferred compensation	Participation in company 401(k) plan; no supplemental benefit or non-qualified deferred compensation	14 of 17 peer companies disclosed some form of supplemental retirement or non-qualified deferred compensation plan for CEO, with many plans including company contributions

Excise tax gross-up	Not provided	Provided	8 of 17 peer CEOs have excise tax gross-up

In consideration of Dr. Medel’s willingness to extend the term of his employment with the Company, the Compensation Committee also determined to award Dr. Medel, upon execution of the new Employment Agreement, a special one-time grant of 87,160 performance-based vesting restricted stock units (“RSUs”), with a grant date fair value of $5.6 million. These RSUs will be earned by Dr. Medel in increments of 25% if the Company achieves specified levels of annualized income from operations (on a trailing four quarters basis) as determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), as set forth in the following table. Except in the event of a change-in-control of MEDNAX, any unearned RSUs from the special grant will be forfeited if our income from operations goals are not achieved as of the year ending December 31, 2018.

Income From Operations	Total RSUs Earned
$390 million	21,790 (25% of grant)
$430 million	43,580 (50% of grant)
$475 million	65,370 (75% of grant)
$525 million	87,160 (100% of grant)

These goals were determined by the Compensation Committee after consideration of its desired executive retention and shareholder alignment objectives for the special grant. Specifically, the Compensation Committee considered these targets to represent substantial increases in our performance. Compared to the $313 million in income from operations achieved by us in 2010, the $390 million goal represents a 25% increase and the $525 million goal represents a 68% increase. In comparison, the actual increase in 2011 income from operations over 2010 was 13.6%. For additional information regarding the vesting of the RSU’s in connection with the termination of Dr. Medel’s employment, see the “Restricted Stock Awards” section of this Compensation Discussion and Analysis.

The new Employment Agreement for Dr. Medel and the special performance-based equity grant reflect the Compensation Committee’s commitment to emphasizing pay-for-performance compensation for our executives and its recognition of the Company’s financial and operational achievements under Dr. Medel’s leadership. The table below highlights certain measures of the Company’s performance as compared to the peer group companies used as a market reference in establishing Dr. Medel’s compensation under the new Employment Agreement.

Performance Measure (1)	MEDNAX	Peer Ranking
5-year Revenue Growth Rate	14.2 percent	93rd percentile
5-year Operating Income Growth Rate	12.4 percent	87th percentile
5-year Net Income Growth Rate	11.9 percent	100[t]h percentile
5-year Operating Margin	22.7 percent	93rd percentile
5-year Total Shareholder Return	8.0 percent (annualized)	100th percentile

(1)	Data reflect period ending December 31, 2011. Data for HealthSpring, Inc. and Team Health Holdings, Inc. were not included because their data were not available for the full five-year period. All data for analysis obtained through S&P Research Insight.

Based on the foregoing and our strong performance in the face of unfavorable economic conditions over the last several years and the uncertainty surrounding healthcare reform, the Compensation Committee decided to extend Dr. Medel’s employment agreement through 2018 upon the terms and conditions described above and elsewhere in this proxy statement.

Executive Compensation Philosophy

The Compensation Committee has designed our executive compensation programs, including Dr. Medel’s new Employment Agreement, with the following guiding principles in mind:

Quality of Personnel — We are committed to employing the highest quality executive team in the health care services industry. In a challenging business environment, we believe that having highly qualified executive officers is critical for all our constituencies — our patients, hospitals, affiliated clinicians, third-party payors, employees, and shareholders. We expect our executives to be of the highest caliber in terms of business acumen and integrity.

Competitiveness — Our objective is to analyze and understand market forces and practices regarding compensation for executives at similarly situated companies. Our strategy is to establish compensation programs and levels in relation to the external market that best support our corporate strategy.

Alignment of Interests — Our compensation plans for top executives are designed to have strong links to performance achievements, both in terms of operational and financial results as well as in optimizing shareholder value. We evaluate the relationship between compensation cost, shareholder value and company performance on a regular basis. At-risk elements such as cash incentives and stock-based compensation comprise a significant portion of our overall executive remuneration. For incentive plans, we establish performance goals along a wide range of potential performance results so that the level of compensation received appropriately corresponds to the level of performance achieved.

Simplicity and Ease of Administration — Our plans are intended to be simple to understand, document, track and administer. As part of this objective, we attempt to limit the number of separate elements of compensation so that we can easily understand the relationships between programs.

Understanding Objectives and Value — We seek to understand the needs and objectives of our executive officers and, to the degree feasible, reflect those needs and objectives in the programs developed. Additionally, we strive to ensure that executives understand each element and the overall compensation program so that they fully appreciate the value being delivered.

Compliance with Regulatory Guidelines and Sensible Standards of Corporate Governance — We develop our plans in recognition of, and in compliance with, all applicable rules, statutes, regulations and guidelines. Additionally, we monitor our programs on an ongoing basis to ensure they remain in compliance. Program designs reflect relevant considerations in the areas of accounting cost, tax impact, cash flow constraints and other relevant matters. Lastly, we strive to ensure that all programs are appropriate in light of reasonable and sensible standards of good corporate governance.

The Role of Shareholder Advisory Votes on Compensation

At our 2011 Annual Meeting of Shareholders, our executive compensation program received the support of over 90% of shares that were voted in respect thereof. The Compensation Committee has considered the results of this advisory vote and views this outcome as evidence of shareholder support of our executive compensation decisions and policies. Accordingly, the Compensation Committee has substantially maintained its executive compensation policies for 2012. The Compensation Committee will consider the outcome of future advisory votes in connection with its ongoing evaluation of the Company’s compensation program.

Executive Compensation Administration

In August 2008, the Company entered into Employment Agreements with each of Messrs. Calabro, Wagner and Hawkins which superseded certain employment agreements with them from 2004. In February 2010, the Company entered into an Employment Agreement with Ms. Lopez-Blanco, covering her promotion to Chief Financial Officer in January 2010. As noted above, in August 2011, we entered into a new Employment Agreement with Dr. Medel which superseded our prior 2008 employment agreement with him. Various aspects of the Employment Agreements that are currently in effect are described in more detail elsewhere in this Compensation Discussion and Analysis. Salaries, bonus opportunities and targeted annual equity grant values for Messrs. Calabro, Wagner and Hawkins have remained unchanged since their Employment Agreements were entered into in 2008 and Ms. Lopez-Blanco’s have not been changed since her Employment Agreement was entered into except for the modifications noted above.

The Compensation Committee continually reviews executive compensation to ensure that it reflects our compensation philosophy. In 2008, the Compensation Committee commissioned Watson Wyatt Worldwide, LLP, an independent compensation consultant, to assist it in a thorough review of our compensation practices and to provide a report covering its market assessment and recommendations with respect to annual cash compensation and total compensation for our named executive officers (the “2008 Report”). These recommendations were the basis for the Employment Agreements with Dr. Medel and Messrs. Calabro, Wagner and Hawkins entered into in 2008 (these agreements remain in effect except for Dr. Medel’s as noted above). In addition, in each of 2010 and 2011, PMP advised the Compensation Committee in determining the annual bonus opportunities and guidelines for our named executive officers, which opportunities and guidelines are set forth below under “Annual Bonus”. Other than its services described above regarding Dr. Medel’s new Employment Agreement, PMP did not provide any additional services to the Company in 2011.

Based on the 2008 Report, the Compensation Committee determined that total direct compensation opportunities, including salary, targeted annual bonus and the estimated fair value of equity-based grants should be positioned at approximately the 75th percentile of the market references developed for each of our then-existing executive officers. The Compensation Committee used the information contained in the 2008 Report and its assessment of the performance of our named executive officers, as well as the assistance of PMP with regard to 2010 and 2011, in determining the base salaries and bonus opportunities of each of the named executive officers for 2009, 2010 and 2011 and the grants of restricted stock made to each of those named executives for those years as well, as discussed in more detail below. For a detailed discussion of the factors considered by the Compensation Committee in negotiating and approving Dr. Medel’s new Employment Agreement, and PMP’s services in respect thereof, see “2011 Compensation Highlights and Performance Overview” at the beginning of this Compensation Discussion and Analysis.

Our Compensation Committee makes compensation decisions around program design and pay adjustments in the context of our compensation philosophy, market practices and total compensation objectives. The Compensation Committee ordinarily positions compensation opportunities at a strategically determined percentile of the market as a means to attract and retain the level of executive talent necessary to deliver sustained performance. Market positioning for individual elements of compensation and benefits, as well as the relationships among elements, are discussed below. Our compensation programs include significant variable components. For example, our annual bonus program for named executive officers is based on the achievement of predetermined target levels of our Company’s income from operations and our equity compensation program is based upon the value and increases in the value of our common stock. Actual compensation realized may, therefore, be more or less than the targeted compensation opportunity in any given year.

Although it has no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, the Compensation Committee reviews the pay mix for executive officers as compared to typical market practice. Our annual bonus program serves as a method for properly incentivizing and rewarding our named executive officers for the achievement of desired performance levels. Our long-term compensation program, implemented through a mix of time and performance vesting equity awards, serves as both a retention tool as well as a financial incentive, helping to increase the likelihood that top performers will remain with us long-term and be appropriately rewarded for enhancing long-term shareholder value. The long-term compensation program also serves to align the interests of executive officers with our shareholders. We have no formal policy to either retroactively increase or claw back previously awarded bonuses or vested equity compensation in the event of a restatement of our financial results; however, we anticipate adopting a “clawback” policy consistent with any New York Stock Exchange listing requirements that will be established in the future pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The Compensation Committee has considered a number of factors in making decisions on the structure of the programs and individual compensation awards and payments. The primary factors include the analysis and market data provided in the 2008 Report and by PMP as discussed elsewhere in this Compensation Discussion and Analysis and the Compensation Committee’s guiding principles for program design and operation.

The Compensation Committee establishes and approves all elements of compensation for the Chief Executive Officer after careful consideration of all factors it deems appropriate, as discussed above. The Chief Executive Officer makes recommendations on compensation actions for the other executive officers based on market data and according to the same philosophy and objectives the Compensation Committee has adopted, (and after the other named executive officers have had an opportunity to review the data and to provide the Chief Executive Officer with their input). The Chief Executive Officer’s recommendations are then considered for approval by the Compensation Committee, and in some cases are modified by the Compensation Committee during the course of its deliberations.

The 2008 Report included an evaluation of the market positioning for cash compensation and total compensation and individual pay elements and which, along with input from PMP in 2010 and 2011, were relied upon for 2009, 2010 and 2011 compensation. Specifically, the reviews covered the following compensation areas:

•	Cash Compensation: direct cash compensation in the form of base salary and annual bonus.

•	Total Compensation: direct cash compensation elements including base salary, annual bonus and long-term incentives (both cash and stock).

•	Peer Group Performance Analysis: historical peer group analysis of key financial metrics relevant to base salary levels, our bonus plan and stock-based compensation.

In conducting the 2008 market assessment, a peer group of 12 publicly traded healthcare companies with equity market values between $791 million and $5.4 billion was used to benchmark compensation for the named executive officers. All of the peer group companies were members of the Dow Jones Health Care Providers, and the group constituted a blend of both small-cap and large-cap companies. The companies included in the peer group were DaVita, Inc., Health Management Associates, Inc., Lincare Holdings, Inc., Community Health Systems, Inc., Universal Health Services, Inc., Lifepoint Hospitals, Inc., Psychiatric Solutions, Inc., Healthways, Inc., Magellan Health Services, Inc., HealthSouth Corporation, Kindred Healthcare, Inc., and Apria Healthcare Group, Inc. Information regarding PMP’s analysis of executive officer compensation and the related peer group review can be found above in the section entitled “2011 Compensation Highlights and Performance Overview”, at the beginning of this Compensation Discussion and Analysis.

The following sections describe the various elements of our executive compensation program, including its objectives, market positioning, structure and operation, and other information specific to 2011 payments, awards, and pay actions.

Base Salary

Each named executive officer is paid a base salary that is reviewed periodically by the Compensation Committee. The Compensation Committee set the base salaries for Messrs. Calabro, Wagner and Hawkins generally at the 75th percentile of the peer group, based on the 2008 Report and, in the case of Dr. Medel’s new Employment Agreement, on the 2011 PMP analysis; however individual officer salaries may be above or below those targets. In 2011, the Compensation Committee did not adjust base salaries for these executives from the levels established in mid-2008 other than the adjustment to the base salaries of Dr. Medel and Ms. Lopez-Blanco discussed above. Adjustments to the salaries in 2008 considered the base salary and total compensation market data provided in the 2008 Report in the context of the named executive’s role and responsibilities, experience and tenure, individual performance and contribution to the Company’s results. In the case of Ms. Lopez-Blanco, her initial base salary was established during an arms-length negotiation with the Company’s then current Chief Financial Officer, Karl Wagner, and was approved by the Compensation Committee in connection with her appointment to her current position as Chief Financial Officer. The 2011 adjustment to her salary and target bonus opportunity was recommended by Dr. Medel and approved by the Compensation Committee.

The schedule below indicates the annual base salaries of our named executive officers for the periods from January 1, 2009 through December 31, 2011:

Name	Annual Base Salary
(1/1/2009 to 12/31/2011)
Roger J. Medel, M.D. (1)	$950,000/1,000,000
Joseph M. Calabro	600,000
Karl B. Wagner	500,000
Thomas W. Hawkins	425,000
Vivian Lopez-Blanco (2)	300,000/325,000

(1)	Dr. Medel’s base salary was increased to $1 million as of August 7, 2011, the date that his new Employment Agreement became effective. See “2011 Compensation Highlights and Performance Overview” at the beginning of this Compensation Discussion and Analysis.
(2)	Ms. Lopez-Blanco joined the Company as Vice President and Treasurer in May 2008. She was appointed Chief Financial Officer effective January 1, 2010; accordingly, her Base Salary reflects the period beginning January 1, 2010. Ms Lopez-Blanco’s base salary was increased to $325,000 for 2011.

The actual base salaries paid to our named executive officers in 2011, 2010, and 2009 are included in the “Salary” column of the Summary Compensation Table.

Annual Bonuses

In May 2008, our shareholders approved, at the recommendation of our Board of Directors, the 2008 Incentive Compensation Plan. Prior to the approval of the 2008 Incentive Compensation Plan, the 2004 Incentive Compensation Plan was in effect. The purpose of the 2008 Incentive Compensation Plan is to assist us in attracting, motivating, retaining and rewarding high quality executives and other employees, by enabling them to acquire a proprietary interest in our Company and providing them with annual and long-term incentives to expend their maximum efforts in the creation of shareholder value. The Compensation Committee designed the plan to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our philosophy is to reward our executive officers for growth in our Company’s results of operations. As such, we target steady increases in income from operations. In March 2011, the Compensation Committee established a 2011 income from operations goal, the achievement of which establishes the maximum bonus award available to each executive officer. This income from operations goal and maximum award amounts were established to comply with Section 162(m) of the Code. The maximum bonus opportunity established by the Compensation Committee as a percentage of base salary was equal to 300% for our Chief Executive Officer, 200% for Messrs. Calabro, Wagner and Hawkins and Ms. Lopez-Blanco, based upon achievement of a specified level of operating income for 2011. The target bonus opportunity for each named executive officer was equal to 50% of such officer’s maximum bonus opportunity. In addition, when the maximum bonus opportunity was established, the Compensation Committee adopted guidelines to be used to adjust the bonuses below the maximum if it determined to exercise its discretion to do so. These bonus adjustment guidelines were designed to be applied based on the actual level of operating income achieved during 2011. These guidelines, together with the maximum bonus opportunities, were designed, considering the then-prevailing economic conditions and regulatory uncertainty, to encourage our executive officers to focus on continuing to manage our business and associated general and administrative expenses and, at a minimum, maintain historical levels of acquisition activity. The bonus adjustment guidelines established for 2011 are set forth in the following table:

Income from Operations	Percent of Target Bonus Payment
Less than $312,910,000	0%
$323,080,000	25%
$333,249,000	50%
$343,419,000	75%
$353,588,000 to 359,847,000	100%
$363,758,000	125%
$367,669,000	150%
$371,581,000	175%
$375,492,000	200%

Following the end of the fiscal year, the Compensation Committee determined that our Company’s 2011 income from operations was $355.4 million, which corresponded to a payment of 100% of the target bonus payment under the guidelines. The amounts of the bonuses are included in the Summary Compensation Table under the column labeled “Non-Equity Incentive Plan Compensation.”

In March 2012, the Compensation Committee established the 2012 bonus opportunities and guidelines to adjust the bonuses below the maximum opportunity, as it did in 2011, for our named executive officers based upon targeted levels in our anticipated income from operations for 2011. These bonus opportunities were established so that such bonuses, if any, would qualify as performance-based compensation under Section 162(m). The maximum bonus opportunity as a percentage of base salary is the same as that for 2011.

Equity-Based Awards

The Compensation Committee typically makes annual equity awards to key employees (other than new hires) around mid-year. At its June 1, 2011 meeting, the Compensation Committee made the annual awards to the named executive officers in the form of restricted stock, as it has done in recent years.

In general, long-term compensation is allocated on the basis of the Compensation Committee’s judgment concerning the cash and equity incentives and time frames that are optimal to maintain our ability to compete for and retain talented leaders. In particular, the Compensation Committee believes that equity grants should provide strong incentives for management to execute our growth strategy which includes expansion into new practice areas. In addition, because our stock option awards provide actual compensation to the recipient only if time vesting requirements are met and our market price increases and because our restricted stock awards contain performance vesting features, our equity awards are particularly well suited to both enhance executive retention and create incentives to increase long-term corporate performance. The Compensation Committee, as it did in 2008 and 2009, considered the 2008 Report to determine executive officer compensation levels relative to a market peer group deemed to be relevant and to determine the grant value of the equity compensation, consisting of shares of restricted stock. In particular, in light of the Compensation Committee’s overall philosophy, the Compensation Committee continued its policy, adopted in 2008, of positioning the compensation opportunity at the 75th percentile of the peer group market references developed in the 2008 Report, including the annual equity grant, based on grant-date fair value. Information regarding the grants of equity compensation, consisting of restricted stock, made by our Company to our named executive officers during fiscal year 2011 is included in the Summary Compensation Table and the Grants of Plan-Based Awards in 2011 table.

Restricted Stock Awards

Restricted stock awards are intended to retain key employees, including the named executive officers by providing the opportunity for capital accumulation and more predictable long-term incentive value.

Restricted stock awards are shares of our common stock that are awarded with the restriction that the recipient remains with us throughout the award’s vesting period. Restricted stock awards granted by our Company generally vest at the rate of one-third per year beginning on the first anniversary of the date on which the award is granted and may also be subject to performance-based vesting. The purpose of granting restricted stock awards is to encourage ownership that results in business decisions that build long-term shareholder value and thus stock price appreciation, and encourage retention of our named executive officers. Named executive officers are allowed to vote restricted stock awards as a shareholder based on the number of shares held under restriction. Any dividends declared with respect to any restricted stock awards are held until the awards vest, at which time the dividends are paid to the named executive officers. If restricted stock is forfeited, the named executive officer’s rights to receive the dividends declared with respect to that stock is forfeited as well. At present, the Company does not pay dividends and it has no current intention to do so in the future.

Any unvested restricted stock is generally forfeited upon termination of the employment of the named executive officers. Their Employment Agreements, however, provide that their restricted stock will vest after termination of employment in certain circumstances. In the event of termination of Dr. Medel and Messrs. Calabro, Wagner and Hawkins by the Company without Cause (as defined in his Employment Agreement) or due to executive’s Disability (as defined in his Employment Agreement) or by the executive for Good Reason (as defined in his Employment Agreement), due to the executive’s health becoming impaired to any extent that makes the continued performance of his duties hazardous to the executive’s physical or mental health or life (“Poor Health”) or due to Death, all restricted stock granted prior to termination of employment will continue to vest until fully vested. Furthermore, in the event of a Change in Control (as defined in the Employment Agreements), for Dr. Medel and Messrs. Calabro, Wagner and Hawkins, all unvested restricted stock will automatically vest (although Dr. Medel’s RSU’s will vest in connection with a Change in Control only if his employment is terminated without Cause or for Good Reason within 24 months following the Change in Control). In the event that Ms. Lopez-Blanco’s employment is terminated due to Disability or Death, all unvested restricted stock granted to her by the Company will continue to vest until fully vested following the termination of her employment. In the event that Ms. Lopez-Blanco’s termination date as a result of a Change in Control (as defined in her Employment Agreement) occurs within the 12-month period of a Change in Control, any unvested restricted stock will automatically vest.

The Compensation Committee determined that the 2011 annual equity award grants would consist entirely of restricted stock. The Compensation Committee made this determination in order to: (i) provide incentive during periods of market volatility and continuing unfavorable economic conditions (as compared to stock options which may lose incentive value if market prices decline) and (ii) help extend the life of the 2008 Incentive Compensation Plan by issuing fewer shares of restricted stock than equivalently valued options would require. The grant-date fair value of the restricted stock awards in 2011 was targeted to be generally the same as the grant-date fair value of the annual equity award in 2010, 2009 and 2008. The restricted stock awards granted to each of the named executive officers by the Compensation Committee for 2011 were subject to performance-based vesting as follows: provided the Company’s net patient service revenue, as determined in accordance with GAAP, for the twelve months ended March 31, 2012 equals or exceeds $1,450,000,000 then the 2011 restricted stock grants will vest in three equal increments on June 1, 2012 (“Increment 1”), June 1, 2013 (“Increment 2”) and June 1, 2014 (“Increment 3”) but if such net patient service revenue does not equal or exceed $1,450,000,000 for such period then Increment 1 will vest on the later of June 1, 2012 or the date that is two weeks after the date on which the Company’s net patient service revenue, as determined in accordance with GAAP, for any twelve consecutive month period commencing on or after May 1, 2011 has been certified by the Compensation Committee to have equaled or exceeded $1,450,000,000 (“Revenue Date”), Increment 2 will vest on the later of June 1, 2013 or the Revenue Date and Increment 3 will vest on the later of June 1, 2014 or the Revenue Date; provided, however, that if the Revenue Date has not occurred by April 14, 2016, then the awards of the 2011 restricted stock grants will terminate and become null and void. The Compensation Committee intends that these restricted stock awards qualify as performance-based compensation that is not subject to the deduction limitations imposed by Section 162(m).

As noted above, in connection with execution of his new Employment Agreement, Dr. Medel also received a grant of 87,160 RSUs pursuant to the Company’s 2008 Incentive Compensation Plan in recognition of his agreement to extend his employment with the Company for an additional five years. The RSU’s are subject to performance vesting conditions relating to income from operations. The RSUs will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason or if Dr. Medel’s employment is terminated due to Disability, Death, Poor Health or without Cause. If Dr. Medel’s employment is terminated by the Company without Cause or by Dr. Medel for Good Reason, in each case within 24 months following a Change in Control, then the RSUs will automatically vest in full upon the date such termination is effective. Additional detail regarding the RSUs, including the performance thresholds, is provided in “2011 Compensation Highlights and Performance Overview” at the beginning of this Compensation Discussion and Analysis.

In connection with the execution of his prior Employment Agreement in August 2008, Dr. Medel received two special deferred equity grants (the “Deferred Grants”), one consisting of 75,000 shares of restricted share units (“Deferred Stock”), and the other consisting of 25,000 shares of Deferred Stock, each vesting on the fifth anniversary of the date of grant, but only if certain individual and MEDNAX performance requirements were met. The Compensation Committee has certified that the performance requirements have been met. The Deferred Grants will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason. If Dr. Medel incurs a Disability or if his employment is terminated due to Death, then the Deferred Grants will vest immediately. In addition, if Dr. Medel’s employment is terminated by the Company without Cause, then the Deferred Grants will vest on the date of such termination. The Deferred Grants will also continue to vest in accordance with their terms if Dr. Medel’s employment is terminated due to a Change in Control, provided, that if he terminates his employment within one year after such Change in Control, then the Deferred Grants will vest on such termination date.

Stock Option Awards

The Company has also used stock options to provide a relationship between the long-term value of our stock and the potential financial gain for employees. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest,” thus providing an incentive for an option holder to remain employed by our Company. In addition, stock options link a portion of an employee’s compensation to shareholders’ interests by providing an incentive to build long-term value, which in turn should result in increases in the market price of our stock. Stock options granted by our Company generally vest and become exercisable over a three-year vesting period.

There is a limited term in which our named executive officers can exercise stock options, known as the “option term.” The option term is generally 10 years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with us terminates.

The terms of the Employment Agreement for each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins, provide that the executive will have the greater of (i) 24 months after termination of employment or (ii) 12 months from the applicable vesting date to exercise any vested non-qualified stock options or vested stock appreciation rights and realize any other vested incentive compensation awards that may be granted under any of the Company’s stock option plans or incentive compensation plans and/or any other similar plan adopted by the Company; provided, however, that in no event may the date be later than the earlier of (i) the latest date upon which the stock right would have expired by its original terms under any circumstances or (ii) the 10th anniversary of the original date of grant of the stock right. The terms of Ms. Lopez-Blanco’s Employment Agreement provide that unless she is terminated for Cause (as defined in her Employment Agreement), she will have 180 days after termination of employment to exercise any vested stock options or vested stock appreciation rights and realize any other vested incentive compensation awards that may be granted under any of the Company’s stock option plans or incentive compensation plans and/or any other similar plan adopted by the Company; provided, however, that in no event may the date be later than the earlier of (i) the latest date upon which the stock right would have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original date of grant of the stock right.

In the event that the employment of Dr. Medel, or Messrs. Calabro, Wagner or Hawkins is terminated by the Company without Cause or due to the executive’s Disability or by the executive for Good Reason, due to the executive’s Poor Health or due to Death, all stock options, and stock appreciation rights granted prior to termination will continue to vest until fully vested. For each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins, in the event of a Change in Control of the Company, all unvested stock options and stock appreciation rights will automatically vest and become immediately exercisable. In the event that Ms. Lopez-Blanco’s termination date as a result of a Change in Control occurs within the 12-month period of a Change in Control, any unvested stock options will automatically vest and become immediately exercisable.

We did not award any stock options to our named executive officers in 2011, 2010 or 2009.

Equity Grant Practices

The Compensation Committee determines the effective date of annual equity awards without regard to current or anticipated stock price levels. Although usually made around mid-year, the Compensation Committee may also make, and in the past has made, special grants during the course of the year, primarily for new hires, promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time-based vesting, and are issued on the date of grant approval or upon a date certain following the grant approval date, such as the date on which a new hire commences his or her employment with the Company.

We follow equity grant procedures designed to promote the proper authorization, documentation and accounting for all equity grants. Pursuant to these procedures the Compensation Committee or the Board of Directors must formally approve all equity awards during an in person or telephonic meeting or by the unanimous written consent executed by all members of the Compensation Committee or the Board of Directors, as the case may be, it being understood that no equity award granted pursuant to any such written consent may have an effective date earlier than the date that all executed counterparts of such unanimous written consent are delivered to the General Counsel of the Company.

Generally, the exercise price for any equity award, the value of which is based upon a grant-date fair value of our common stock, will be the closing sales price for a share of our common stock as reported on the New York Stock Exchange on the effective date of the grant as approved by the Compensation Committee or the Board of Directors, which date may not be prior to either the date such grant was approved or the commencement date of employment of the employee to whom the equity award is being made.

Subject to these policies and procedures, the Compensation Committee or the Board of Directors may approve grants of equity awards at any time. However, grants to employees may be effective only on a date within a “trading window” as defined by the Company’s Policy Statement on Inside Information and Insider Trading, as amended from time to time (the “Insider Trading Policy”). For example, a grant approved by the Compensation Committee or the Board of Directors during a “black-out” period (as defined in such policy) will be effective on a date during the next “trading window” as determined by the Compensation Committee or the Board of Directors on the date such grant is approved.

The Company has not adopted any stock ownership guidelines for its executives or Directors. The Compensation Committee does, however, periodically review the levels of equity ownership by its executives. As of February 29, 2012, Dr. Medel owned shares valued at approximately 28 times his base salary, Mr. Calabro owned shares valued at approximately 10 times his base salary, Mr. Wagner owned shares valued at approximately 12 times his base salary, Mr. Hawkins owned shares valued at approximately 7 times his base salary and Ms. Lopez-Blanco owned shares valued at approximately 5 times her base salary. These multiples include unvested restricted stock, but exclude stock options and are based on the closing price of a share of MEDNAX common stock on December 30, 2011.

Our “insiders” can only buy or sell Company stock in accordance with our Insider Trading Policy and our employees generally can only buy or sell Company stock in accordance with our Statement of Policy Prohibiting Insider Trading to All Employees.

Retirement and Deferred Compensation Plans

We maintain a Thrift and Profit Sharing Plan (the “401(k) Plan”), which is a 401(k) plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions, and provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees to elect to contribute from 1% to 60% of their eligible compensation to an investment trust on a pre-tax and/or Roth after-tax basis, up to the maximum dollar amounts permitted by law. The 401(k) Plan also offers employees the option to voluntarily contribute additional funds on a non-deductible after-tax basis subject to certain limits. In 2011, the maximum employee pre-tax and/or Roth elective contribution to the 401(k) Plan was $16,500, plus an additional $5,500 for employees who were at least 50 years old in 2011. Eligible compensation generally means all wages, salaries and fees for services from the Company, up to a maximum specified amount as determined by the Company. Matching contributions under the 401(k) Plan are discretionary. For 2011, the Company matched 100% of the first 4% of eligible compensation that each eligible participant contributed to the 401(k) Plan on his or her behalf. The portion of an employee’s account under the 401(k) Plan that is attributable to matching contributions vests as follows: 30% after one year of service, 60% after two years of service, and 100% after three years of service. However, regardless of the number of years of service, an employee is fully vested in our matching contributions (and the earnings thereon) if the employee retires at age 65 or later, or terminates employment by reason of death or total and permanent disability. The 401(k) Plan provides for a variety of different investment options, in which the employee’s and the Company’s contributions are invested.

Although the Company maintains a non-qualified deferred compensation plan, none of the named executive officers participates in that Plan.

The amounts of the Company’s matching contributions under the 401(k) Plan for 2011 for each of the named executive officers is included in the “All Other Compensation” column of the Summary Compensation Table.

Other Benefits and Perquisites

We provide our executive officers with certain benefits designed to protect them and their immediate families in the event of illness, disability, or death. We believe it is necessary to provide these benefits in order for us to be successful in attracting and retaining executives in a competitive marketplace, and to provide financial security in these circumstances. Named executive officers are eligible for health and welfare benefits available to all eligible Company employees during active employment under the same terms and conditions. These benefits include medical, dental, vision, short-term and long-term disability and group-term life insurance coverage.

Pursuant to the terms of their Employment Agreements, Dr. Medel and Messrs. Calabro, Wagner and Hawkins each are entitled to 38 days (28 days in the case of Ms. Lopez-Blanco) paid time off each year for vacation, illness, injury, personal days and other similar purposes in accordance with our policies in effect from time to time. Any paid time off not used during a calendar year may be carried over to the next year to the extent permitted under those policies. Dr. Medel and Mr. Calabro each are entitled under their Employment Agreements to utilize the aircraft in which the Company owns or leases a fractional interest for personal travel. Dr. Medel’s personal use of the aircraft may not exceed 95 hours of flight in any calendar year and Mr. Calabro’s personal use of the aircraft may not exceed 50 hours of flight in any calendar year without the consent of the Compensation Committee. The incremental cost to the Company of these benefits for Dr. Medel and Mr. Calabro is included in the “All Other Compensation” column of the Summary Compensation Table.

The Compensation Committee has reviewed our perquisites expenditures, and believes they continue to be an important element of the overall compensation package to retain current officers, and in fact command a higher perceived value than the actual cost.

Termination of Employment and Change in Control Agreements

As described in greater detail below, the Employment Agreements between the Company and each of the named executive officers provide for the payment of certain compensation and benefits in the event of the termination of an executive’s employment, the amount of which varies depending upon the reason for such termination. The Compensation Committee has reviewed the essential terms of these termination provisions, and believes they are reasonable, appropriate, and generally consistent with market practice. Those provisions include a reimbursement by the Company to each of Messrs. Calabro, Wagner and Hawkins of any excise tax imposed upon the executive pursuant to Section 4999 of the Code with respect to any “excess parachute payments,” as that term is defined in Section 280G of the Code, that the executive receives as a result of a Change in Control. In the case of Dr. Medel, his new Employment Agreement provides that, if any amount payable to Dr. Medel in connection with a Change in Control would be subject to excise tax under Section 4999 of the Code, then the Company will reduce the payment to an amount equal to the largest portion of such payment that would result in no portion of such payment being subject to excise tax (unless such reduction would result in Dr. Medel receiving, on an after tax basis, an amount lower than the unreduced payment after taking into account all applicable federal, state and local employment taxes, income taxes and excise taxes, in which case the payment amount would not be reduced). In contrast, Dr. Medel’s prior Employment Agreement provided that the Company would reimburse Dr. Medel for any such excise tax imposed on him.

Summary Compensation Table

The following table sets forth the 2011, 2010 and 2009 compensation for our principal executive officer, principal financial officer, and our other named executive officers for the time they were deemed to be named executive officers.

Name and Principal Position	Year	Salary		Stock Awards (1)		Non-Equity Incentive Plan Compensation	All Other Compensation		Total Compensation
Roger J. Medel, M.D.	2011	$969,928	(2)	$9,699,995	(3)	$1,455,205	$307,991	(4)	$12,433,119
Chief Executive Officer	2010	$950,000		$4,100,016		$1,140,000	$336,470	(4)	$6,526,486
	2009	$950,000		$4,099,985		$2,850,000	$223,001	(4)	$8,122,986

Vivian Lopez-Blanco	2011	$325,000		$574,993		$325,000	$17,241	(5)	$1,242,234
Chief Financial Officer and Treasurer	2010	$300,000		$465,017		$180,000	$15,290	(5)	$960,307

Joseph M. Calabro	2011	$600,000		$2,450,001		$600,000	$139,903	(6)	$3,789,904
President and Chief Operating Officer	2010	$600,000		$2,450,007		$480,000	$201,207	(6)	$3,731,214
	2009	$600,000		$2,449,983		$1,200,000	$67,112	(6)	$4,317,095

Karl B. Wagner	2011	$500,000		$1,624,983		$500,000	$35,461	(7)	$2,660,444
President, American Anesthesiology, Inc.	2010	$500,000		$1,625,002		$400,000	$34,547	(7)	$2,559,549
	2009	$500,000		$1,624,982		$1,000,000	$23,555	(7)	$3,148,537

Thomas W. Hawkins	2011	$425,000		$1,219,975		$425,000	$16,079	(8)	$2,086,054
Senior Vice President, General Counsel and Secretary	2010	$425,000		$1,220,002		$340,000	$399	(8)	$1,985,401
	2009	$425,000		$1,220,013		$850,000	$420	(8)	$2,495,433

(1)	Stock awards consist of performance-based restricted and deferred stock awards. The amounts in this column reflect the grant-date fair value of the restricted and deferred stock awards, calculated in accordance with the accounting guidance for stock-based compensation, but excluding the impact of estimated forfeitures. See the Grants of Plan-Based Awards in 2011 table for information on restricted and deferred stock awards granted in 2011. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 13, “Stock Incentive Plans and Stock Purchase Plan,” to our Consolidated Financial Statements included in our 2011 Annual Report to Shareholders.
(2)	The salary amount provided in the Summary Compensation Table represents actual paid salary for 2011. Dr. Medel received an increase in base salary effective August 7, 2011.
(3)	Reflects restricted stock granted as part of the annual equity award valued at $4,099,965 and special, one-time deferred equity grants valued at a total of $5,600,030, which were awarded in connection with Dr. Medel’s new 2011 Employment Agreement. For a more detailed description of these stock awards, see the “Restricted Stock Awards” section of the Compensation Discussion and Analysis. All of these awards are subject to performance based vesting as described in the “Grants of Plan-Based Awards in 2011” table below.
(4)	Reflects incremental costs in 2011, 2010 and 2009 of $296,295, $323,124 and $210,860, respectively, for Dr. Medel’s personal use of an aircraft, which MEDNAX owns or leases pursuant to a fractional interest program, in accordance with his Employment Agreement, additional compensation in 2011, 2010 and 2009 of $9,800 for 401(k) thrift and profit sharing matching contributions, and costs incurred by MEDNAX of $277, $399 and $420, respectively, for term life insurance coverage. Also includes costs incurred by MEDNAX in 2011, 2010 and 2009 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreats which do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in any year.
(5)	Reflects additional compensation of $9,800 for 401(k) thrift and profit sharing matching contributions in 2011 and 2010 and other compensation of $335 and $366, respectively, for term life insurance coverage in 2011 and 2010. Also includes costs incurred by MEDNAX in 2011 and 2010 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in either year.
(6)	Reflects incremental costs in 2011, 2010 and 2009 of $129,767, $191,008 and $51,091, respectively, for Mr. Calabro’s personal use of an aircraft, which MEDNAX owns or leases pursuant to a fractional interest program, in accordance with his Employment Agreement, additional compensation in 2011, 2010 and 2009 of $9,800 for 401(k) thrift and profit sharing matching contributions, and costs incurred by MEDNAX in 2011, 2010 and 2009 of $336, $399 and $420, respectively, for term life insurance coverage. Also includes costs incurred by MEDNAX in 2009 for spousal travel to and entertainment (recreational activities) at the MEDNAX board retreat which do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received.
(7)	Reflects incremental costs in 2011, 2010 and 2009 of $15,743, $15,466 and $7,495 for Mr. Wagner’s share of personal travel on an aircraft, which MEDNAX owns or leases pursuant to a fractional interest program, which use of such aircraft occurred during travel with either Dr. Medel or Mr. Calabro under the terms of each executive’s Employment Agreement, additional compensation in 2011, 2010 and 2009 of $9,800 for 401(k) thrift and profit sharing matching contributions and $336, $399 and $420, respectively, for term life insurance coverage. Also includes costs incurred by MEDNAX in 2011, 2010 and 2009 for spousal travel to and entertainment (recreational activities) at MEDNAX’s annual board retreat which does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in that year.
(8)	Reflects incremental costs in 2011 of $15,743 for Mr. Hawkins’ share of personal travel on an aircraft, which MEDNAX owns or leases pursuant to a fractional interest program, which use of such aircraft occurred during travel with Mr. Calabro under the terms of his Employment Agreement and costs incurred by MEDNAX in 2011, 2010 and 2009 of $336, $399 and $420, respectively, for term life insurance coverage.

Grants of Plan-Based Awards in 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Shares)	Grant- Date Fair Value of Stock Awards (4)
		Threshold	Target	Maximum
Roger J. Medel, M.D.	6/1/11				56,925(2)	$4,099,965
	8/7/11				87,160(3)	$5,600,030
		$0	$1,425,000	$2,850,000
Vivian Lopez-Blanco	6/1/11				7,895(2)	$574,993
		$0	$325,000	$650,000
Joseph M. Calabro	6/1/11				33,640(2)	$2,450,001
		$0	$600,000	$1,200,000
Karl B. Wagner	6/1/11				22,312(2)	$1,624,983
		$0	$500,000	$1,000,000
Thomas W. Hawkins	6/1/11				16,751(2)	$1,219,975
		$0	$425,000	$850,000

(1)	These columns reflect the range of payouts for 2011 annual cash bonuses under the MEDNAX, Inc. 2008 Incentive Compensation Plan. Amounts actually earned in 2011 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For a more detailed description of the annual cash awards, see the section entitled “Annual Bonuses” in the Compensation Discussion and Analysis.
(2)	Represents restricted stock awards granted under the MEDNAX, Inc. 2008 Incentive Compensation Plan. The restricted stock awards for all of the named executive officers vest as follows: if the Company’s net patient service revenue, as determined in accordance with GAAP, for the twelve months ended March 31, 2012, equals or exceeds $1,450,000,000, then each of the named executive officers’ restricted shares will vest in three equal increments on June 1, 2012, (“Increment 1”), June 1, 2013 (“Increment 2”) and June 1, 2014 (“Increment 3”). If, however, net patient service revenue does not equal or exceed $1,450,000,000 for that period, then Increment 1 will vest on the later of June 1, 2012, or the date that is two weeks after the date on which the Company’s net patient service revenue, as determined in accordance with GAAP, for any 12 consecutive month period commencing on or after May 1, 2011, equals or exceeds $1,450,000,000 (the “Revenue Date”), Increment 2 will vest on the later of June 1, 2013 or the Revenue Date and Increment 3 will vest on the later of June 1, 2014 or the Revenue Date; provided, however, that if the Revenue Date has not occurred by April 14, 2016, then the restricted shares shall terminate and become null and void. For a more detailed description of our restricted stock and restricted stock granting policies, see the sections entitled “Restricted Stock Awards” and “Equity Grant Practices” in the Compensation Discussion and Analysis.
(3)	Represents deferred stock awards granted under the MEDNAX, Inc. 2008 Incentive Compensation Plan that vest in increments of 25 percent if the Company achieves specified levels of annualized income from operations (on a trailing four quarters basis) as determined in accordance with GAAP, as follows: $390 million, $430 million, $475 million and $525 million; provided, however that if the Company’s income from operations goals are not achieved as of the year ending December 31, 2018, any unvested deferred stock awards shall terminate and become null and void. For a more detailed description of our restricted stock and restricted stock granting policies, see the sections entitled “Restricted Stock Awards” and “Equity Grant Practices” in the Compensation Discussion and Analysis.
(4)	The grant-date fair value of the restricted stock awards is determined pursuant to the accounting guidance for stock-based compensation and represents the total amount that we will expense in our financial statements over the relevant vesting periods. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 13, “Stock Incentive Plans and Stock Purchase Plan,” to our Consolidated Financial Statements included in our 2011 Annual Report to Shareholders.

Outstanding Equity Awards at 2011 Fiscal Year-End

Name	Option Awards						Stock Awards
	Number of Securities Underlying Options Exercisable		Number of Securities Underlying Options Unexercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested (1)
Roger J. Medel, M.D.	50,000	(2)			$19.92	12/16/2012	75,000	(11)	$5,400,750
	72,048	(3)			$12.90	04/02/2013	25,000	(11)	$1,800,250
	200,000	(4)			$30.99	05/20/2014	32,664	(12)	$2,352,135
	62,500	(5)			$44.70	06/01/2016	49,733	(13)	$3,581,273
	50,000	(6)			$56.05	08/10/2017	56,295	(14)	$4,053,803
	125,000	(7)			$55.43	06/02/2018	87,160	(15)	$6,276,392

Vivian Lopez-Blanco	13,333	(8)			$50.28	05/27/2018	3,700	(12)	$266,437
			6,667	(9)	$50.28	05/27/2018	5,640	(13)	$406,136
							7,895	(14)	$568,519

Joseph M. Calabro	31,250	(5)			$44.70	06/01/2016	19,519	(12)	$1,405,563
	37,500	(6)			$56.05	08/10/2017	29,718	(13)	$2,139,993
	75,000	(7)			$55.43	06/02/2018	33,640	(14)	$2,422,416

Karl B. Wagner	23,437	(5)			$44.70	06/01/2016	12,946	(12)	$932,241
	28,125	(6)			$56.05	08/10/2017	19,711	(13)	$1,419,389
	50,000	(7)			$55.43	06/02/2018	22,312	(14)	$1,606,687

Thomas W. Hawkins	12,500	(10)			$55.43	06/02/2018
							9,720	(12)	$699,937
							14,798	(13)	$1,065,604
							16,751	(14)	$1,206,240

(1)	Based on a stock price of $72.01, which was the closing price of a share of our common stock on the New York Stock Exchange on December 30, 2011.
(2)	These stock options vested on December 17, 2002.
(3)	These stock options vested in three equal installments on each of April 2, 2004, April 2, 2005 and April 2, 2006.
(4)	These stock options vested in three equal installments on each of November 20, 2004, November 20, 2005 and November 20, 2006.
(5)	These stock options vested in three equal installments on each of June 1, 2007, June 1, 2008 and June 1, 2009.
(6)	These stock options vested in three equal installments on each of June 1, 2008, June 1, 2009 and June 1, 2010.
(7)	These stock options vested in three equal installments on each of June 1, 2009, June 1, 2010 and June 1, 2011.
(8)	These stock options vested in two equal installments on May 27, 2010 and May 27, 2011.
(9)	These stock options vest on May 27, 2012.
(10)	These stock options vested on June 1, 2011.
(11)	These deferred stock awards vest on August 20, 2013. For a more detailed description of these deferred stock awards, see the “Restricted Stock Awards” section of the Compensation Discussion and Analysis.
(12)	These restricted stock awards vest on June 1, 2012.
(13)	These restricted stock awards vest in two equal installments on each of June 1, 2012 and June 1, 2013.
(14)	These restricted stock awards vest as follows: if the Company’s net patient service revenue, as determined in accordance with GAAP, for the twelve months ended March 31, 2012, equals or exceeds

$1,450,000,000, then each of the named executive officers’ restricted shares will vest in three equal increments on June 1, 2012, (“Increment 1”), June 1, 2013 (“Increment 2”) and June 1, 2014 (“Increment 3”). If, however, net patient service revenue does not equal or exceed $1,450,000,000 for that period, then Increment 1 will vest on the later of June 1, 2012, or the date that is two weeks after the date on which the Company’s net patient service revenue, as determined in accordance with GAAP, for any 12 consecutive month period commencing on or after May 1, 2011, equals or exceeds $1,450,000,000 (the “Revenue Date”), Increment 2 will vest on the later of June 1, 2013 or the Revenue Date and Increment 3 will vest on the later of June 1, 2014 or the Revenue Date; provided, however, that if the Revenue Date has not occurred by April 14, 2016, then the award of the restricted shares shall terminate and become null and void.
(15)	These deferred stock awards vest in increments of 25 percent if the Company achieves specified levels of annualized income from operations (on a trailing four quarters basis) , as determined in accordance with GAAP, as follows: $390 million, $430 million, $475 million and $525 million; provided, however that if the Company’s income from operations goals are not achieved as of the year ending December 31, 2018, any unvested deferred stock awards shall terminate and become null and void.

Options Exercised and Stock Vested in Fiscal Year 2011

Name	Option Awards		Stock Awards (1)
	Number of Shares Acquired Upon Exercise	Value Realized on Exercise (2)	Number of Shares Acquired Upon Vesting	Value of Shares Acquired Upon Vesting (3)
Roger J. Medel, M.D.	50,000	$2,334,400	71,420	$5,367,213

Vivian Lopez-Blanco	—	$—	6,521	$490,053

Joseph M. Calabro	—	$—	42,711	$3,209,732

Karl B. Wagner	—	$—	28,358	$2,131,104

Thomas W. Hawkins	81,250	$1,803,470	21,286	$1,599,643

(1)	These columns reflect restricted stock awards previously awarded to the named executive officer that vested during 2011.
(2)	Calculated based on the sales price received by the named executive officer upon the sale of the shares of MEDNAX common stock acquired upon the exercise of such stock options less the exercise price of such options.
(3)	Calculated based on the closing price of a share of our common stock on the New York Stock Exchange on the vesting date.

Potential Payments upon Termination or Change in Control

In August 2011, the Company entered into a new Employment Agreement with Dr. Medel that replaced his previous Employment Agreement entered into in August 2008. In August 2008, the Company entered into Employment Agreements with each of Messrs. Calabro, Wagner and Hawkins. The Company entered into an Employment Agreement with Ms. Lopez-Blanco in 2010. Each of these Employment Agreements provides for the Company to make certain payments and provide certain benefits to the executive upon termination of employment with the Company. Those provisions are summarized below.

Termination by Company for Cause. In the event that an executive’s employment with the Company is terminated by the Company for Cause, then the Company will pay the executive his or her base salary through the termination date at the rate in effect at the termination date and reimburse the executive for any reasonable business expenses incurred through the date of termination.

The term “Cause” is defined in each of the Employment Agreements for Dr. Medel and Messrs. Calabro, Wagner and Hawkins to mean the executive’s (i) engagement in (A) willful misconduct resulting in material harm to the Company, or (B) gross negligence; (ii) conviction of, or pleading nolo contendere to, a felony or any other crime involving fraud, financial misconduct, or misappropriation of the Company’s assets; (iii) willful and continual failure, after written notice, to (A) perform substantially his employment duties consistent with his position and authority, or (B) follow, consistent with his position, duties, and authorities, the reasonable lawful mandates of his supervisor; or (iv) breach of the requirements of his employment agreement with respect to the Company’s confidential information. For purposes of this definition, acts or omissions taken by the executive in a good faith belief that they were in the best interests of the Company or if done at the express direction of the Company’s Board of Directors will not be deemed willful or grossly negligent. In Ms. Lopez-Blanco’s Employment Agreement, the term “Cause” is defined to mean (i) any act or omission of the executive which is materially contrary to the business interests, reputation or goodwill of the Company; (ii) a material breach by the executive of her obligations under the Employment Agreement, which breach is not promptly remedied upon written notice from the Company; (iii) the executive’s refusal to perform her duties as assigned pursuant to the Employment Agreement other than a refusal which is remedied by the executive promptly after receipt of written notice thereof by the Company; or (iv) the executive’s failure or refusal to comply with a reasonable policy, standard or regulation of the Company in any material respect.

Termination by Executive due to Poor Health or due to Executive’s Death. In the event that an executive terminates his or her employment because of Poor Health or the executive’s employment terminates because of his or her death, then the Company will pay to the executive (or his or her estate) his or her base salary to the termination date, pay the executive a pro rata portion of the bonus that the executive would have received had his or her employment not terminated (as determined in accordance with the Employment Agreement) and reimburse the executive for any reasonable business expenses incurred through the date of termination. In addition, if the executive terminates his or her employment due to Poor Health, the executive will receive any disability payments otherwise payable under any plans provided by the Company.

Termination due to Disability. If the Company terminates the employment of Dr. Medel, Messrs. Calabro, Wagner or Hawkins by reason of his Disability, then the Company will continue to pay Dr. Medel and Messrs. Calabro, Wagner or Hawkins base salary for a period of 12 months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated. If the Company terminates Ms. Lopez-Blanco’s employment by reason of her Disability, the Company will pay Ms. Lopez-Blanco 50% of her base salary for a period of six months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to Ms. Lopez-Blanco for the fiscal year if she had not been terminated.

Termination by Company without Cause or by Executive for Good Reason or due to Change in Control. If the Company terminates the employment of Dr. Medel, Messrs. Calabro, Wagner or Hawkins without Cause (which requires not less than 90 days’ notice), or Messrs. Calabro, Wagner or Hawkins terminates his employment for any reason within one year after a Change in Control, the Company terminates the employment of Messrs. Calabro, Wagner or Hawkins within 24 months following a Change in Control, or Dr. Medel, Messrs. Calabro, Wagner or Hawkins terminates his employment for Good Reason, then the Company will (a) pay that executive’s base salary through the termination date plus any reimbursement owed to that executive for any reasonable business expenses incurred through the date of termination, (b) continue to pay the executive’s base salary for a period of 24 months after the termination date, (c) on the first and second anniversaries of the termination date, pay the executive an amount equal to the greater of his “average annual performance bonus” or his bonus for the year immediately preceding his termination and (d) pay the executive a pro rata portion of the bonus he would have received for the year in which his employment terminates. If the termination is due to a Change in Control, then the performance bonuses referred to in (c) above would be paid to the executive in a lump sum within 90 days of the termination date. If the Company terminates the employment of Dr. Medel without Cause or Dr. Medel terminates his employment for Good Reason in either case within 24 months following a Change in Control, the Company will pay his base salary through the termination date plus any reimbursement owed to him for any reasonable business expenses incurred through the date of termination and continue to pay Dr. Medel’s base salary for 36 months after the termination date and, within 90 days following such termination date, an amount equal to three times the greater of his “average annual performance bonus” or his bonus for the year immediately preceding his termination. For this purpose, “average annual performance bonus” means the average of the executive’s earned performance bonus as a percentage of base salary for the three years preceding such termination date, multiplied by the executive’s base salary at the time of termination. If Ms. Lopez-Blanco terminates her employment for Good Reason (other than a Change in Control Good Reason, as defined below), then the Company will (a) pay Ms. Lopez-Blanco base salary through the termination date plus any reimbursement owed to her for any reasonable business expenses incurred through the date of termination, (b) continue to pay Ms. Lopez-Blanco’s base salary for a period of six months (12 months if termination is in connection with a Change in Control) after the termination date, and (c) pay Ms. Lopez-Blanco a pro rata portion of the performance bonus she would have received for the year in which her employment terminates, subject to reduction in order to avoid such payments being deemed “excess parachute payments,” as that term is defined in Section 280G of the Code. If Ms. Lopez-Blanco terminates her employment for a Change in Control Good Reason, then the Company will pay Ms. Lopez-Blanco the performance bonus she would have received for the year in which her employment terminates if she had worked for the entire fiscal year and met all goals and objectives of such year. If the Company terminates Ms. Lopez-Blanco’s employment without Cause, then the Company will (a) pay Ms. Lopez-Blanco’s base salary through the termination date plus any reimbursement owed to her for any reasonable business expenses incurred through the date of termination, (b) continue to pay Ms. Lopez-Blanco’s base salary for a period of 12 months after the termination date, (c) pay Ms. Lopez-Blanco a pro rata portion of the performance bonus she would have received for the year in which her employment terminates, and (d) within 30 days of the first anniversary of the termination date, pay Ms. Lopez-Blanco an amount equal to her “average annual performance bonus.” For this purpose, “average annual performance bonus” means (i) the average of the performance bonuses paid to Ms. Lopez-Blanco in her current position for the three full calendar years prior to the termination date or (ii) in the event that a three year average cannot be determined, Ms. Lopez-Blanco’s bonus in her current position for the year immediately preceding her termination. For purposes of this definition, “Good Reason” will not be deemed to exist unless the executive provides the Company with written notice of the existence of such condition within 90 days after the initial existence of the condition and the Company fails to remedy the condition within 30 days after its receipt of such notice.

The Employment Agreement for each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins defines “Good Reason” to mean (i) a material diminution in the executive’s base salary or performance bonus eligibility; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including, in the case of the Chief Executive Officer, a requirement that Dr. Medel report to a corporate officer or employee instead of reporting directly to the Board of Directors of the Company; (iv) a material diminution in the budget over which the executive retains authority; (v) a material change in the geographic location at which the executive must perform the services under his Employment Agreement; or (vi) any other action or inaction that constitutes a material breach by the Company under his Employment Agreement. The Employment Agreement for Ms. Lopez-Blanco defines “Good Reason” to mean (i) a decrease in Ms. Lopez-Blanco’s base salary; (ii) a decrease in the performance bonus potential utilized by the Company in determining a performance bonus for Ms. Lopez-Blanco; (iii) within a one year period after a Change in Control, Ms. Lopez-Blanco is either (a) assigned any position, duties, responsibilities or compensation that are significantly diminished when compared with her position, duties, responsibilities or compensation prior to such Change in Control, or (b) forced to relocate to another location more than 25 miles from the Company’s location prior to the Change in Control (each of (iii)(a) and (b) a “Change in Control Good Reason”); (iv) the assignment to Ms. Lopez-Blanco of any officer position inconsistent with her present position other than any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice; (v) the requirement by the Company that Ms. Lopez-Blanco be based in any office or location outside of the metropolitan area where the Company’s present corporate offices are located, except for travel reasonably required in the performance of Ms. Lopez-Blanco’s duties; (vi) a material diminution in Ms. Lopez-Blanco’s authority, duties or responsibilities; or (vii) any other action or inaction that constitutes a material breach by the Company under Ms. Lopez-Blanco’s Employment Agreement.

The term “Change in Control” is defined in each executive’s Employment Agreement to mean (i) the acquisition by a person or an entity or a group of persons and entities, directly or indirectly, of more than 50% of the Company’s common stock in a single transaction or a series of transactions (hereinafter referred to as a “50% Change in Control”); (ii) a merger or other form of corporate reorganization resulting in an actual or de facto 50% Change in Control; or (iii) the failure of Applicable Directors to constitute a majority of the Company’s Board of Directors during any two (2) consecutive year period after the date of each of the executive’s Employment Agreement (the “Two-Year Period”). “Applicable Directors” means those individuals who are members of the Company’s Board of Directors at the inception of the Two-Year Period and any new Director whose election to the Board of Directors or nomination for election to the Board of Directors was approved (prior to any vote thereon by the shareholders) by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the Two-Year Period at issue or whose election or nomination for election during such Two-Year Period was previously approved as provided in this sentence.

Termination by Executive. An executive may terminate his or her employment, other than for Good Reason or due to a Change in Control, upon 90 days’ notice to the Company. In such event, the Company will continue to pay the executive his or her base salary through the termination date, and in the case of Dr. Medel and Messrs. Calabro, Wagner and Hawkins, if in connection with such termination the executive gives sufficient notice and executes a general release of the Company, then the Company will pay the executive a pro rata portion of the bonus that the executive would have received had his employment not terminated (as determined in accordance with his Employment Agreement). In addition, the Company will reimburse each executive for any reasonable business expenses incurred through the date of termination. If the Company specifies a termination date that is less than 90 days, as applicable after the Company’s receipt of written notice of such termination from the executive, then the Company will continue to pay to the executive his or her base salary for a period ending on such 90th day.

Employment Transition and Severance Agreement. If the Company so requests within five business days following a termination of the employment of Dr. Medel, Messrs. Calabro, Wagner or Hawkins, by reason of the executive’s Disability, termination by the Company without Cause, termination by the executive due to Poor Health, or termination by the executive for Good Reason, then the executive will continue to be employed by the Company on a part-time basis for a period (the “transition period”) to be determined by the Company of up to 90 days, unless extended by mutual agreement. During this transition period, the executive is required to perform such services as may reasonably be required for the transition to others of matters previously within the executive’s responsibilities. Unless otherwise mutually agreed, the executive will not be required to serve more than five days per month during the transition period. For services during the transition period, the executive will be compensated at a daily rate equal to his base salary immediately prior to the termination of his employment divided by 365.

Continuation of Group Health Coverage. The Employment Agreement for each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins, also provides for the continuation in any self-insured, group health plan sponsored by the Company as if the executive were still an employee of the Company during any severance period or transition period. For this purpose, “severance period” means the period after the termination date during which the executive continues to receive base salary payments following the termination of employment as described above. In addition, upon termination of the executive’s employment for any reason (in the case of Dr. Medel or, in the case of the other executives for any reason other than Cause) and only if the executive and his eligible dependants first irrevocably decline any continuation coverage provided pursuant to the applicable provisions in the Employee Retirement Income Security Act of 1974, the executive and his eligible dependents will be entitled to elect to continue in any self-insured, group health plan sponsored by the Company as if the executive were still an employee of the Company (the “Enhanced Coverage”), during a period of five years following the later of the termination date, the end of the severance period or the end of the transition period. In its sole discretion, the Company may provide health care insurance to the executive and his eligible dependants through one or several insurance carriers selected by the Company in lieu of the Enhanced Coverage (the “Alternate Enhanced Coverage”), provided the coverage is substantially comparable. The executive will pay the full cost of the Enhanced Coverage or the cost of the Alternate Enhanced Coverage, up to the cost of the plan for such period of coverage for similarly situated employees and covered beneficiaries.

Payments in the Event of a Change in Control. The Employment Agreement for each of Messrs. Calabro, Wagner and Hawkins requires the Company to increase or “gross-up” any amounts payable to an executive that are contingent upon a Change in Control by an amount that will reimburse the executive, on an after-tax basis, for any excise tax imposed under Section 4999 of the Code, on any amounts that are deemed to be “excess parachute payments,” and for any interest or penalties incurred by an executive with respect to any such excise tax.

Vesting of Equity Awards. The Employment Agreement for each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins provides that all unvested stock options, stock appreciation rights, restricted stock and other stock based awards granted to an executive by the Company (other than Dr. Medel’s Deferred Grants) will continue to vest until fully vested following the termination of an executive’s employment due to Disability, termination without Cause, Good Reason, Poor Health or Death. In addition, in the event of a Change in Control, for each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins, such awards will automatically vest and, in the case of stock options and stock appreciation rights, become immediately exercisable. In the event Ms. Lopez-Blanco’s employment is terminated due to Disability or Death, all unvested stock options, stock appreciation rights, restricted stock and other stock based awards granted to her by the Company will continue to vest until fully vested following the termination of her employment. Further, in the event Ms. Lopez-Blanco’s termination date as a result of a Change in Control occurs within the 12 month period of a Change in Control, any unvested stock options, any unvested stock appreciation rights and other unvested incentive compensation awards held by Ms. Lopez-Blanco on the termination date will automatically vest and, in the case of stock options, become immediately exercisable. In the case of Dr. Medel’s Deferred Grants received in 2008, however, they will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason. If Dr. Medel incurs a Disability or if his employment is terminated due to Death, then the Deferred Grants will vest immediately. In addition, if Dr. Medel’s employment is terminated by the Company without Cause they will continue to vest in accordance with their terms, provided, that if such termination occurs after the Performance Vesting Threshold has been met, then the Deferred Grants will vest on the date of such termination. The Deferred Grants will also continue to vest in accordance with their terms if Dr. Medel’s employment is terminated due to a Change in Control, provided, that if he terminates his employment within one year after such Change in Control, then the Deferred Grants will vest on such termination. In the case of Dr. Medel’s RSUs received in connection with his new Employment Agreement in 2011, the RSUs will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason or if Dr. Medel’s employment is terminated due to Disability, Death, Poor Health or without Cause. If Dr. Medel’s employment is terminated by the Company without Cause or by Dr. Medel for Good Reason, in each case within 24 months following a Change in Control, then the RSUs will automatically vest in full upon the date such termination is effective.

Payments of Unused Leave Time. In accordance with the Company’s paid time off policies, an executive officer will be paid any earned but unused paid time off upon termination. This payment will occur in all termination events. In addition to the leave time that the executive accrues in any year, such executive may carry forward fifteen days of leave time from the prior year; therefore, the maximum payout upon termination for each executive would be the value of such executive’s contracted annual leave time plus fifteen carry-over days.

Restrictive Covenants. Pursuant to his or her Employment Agreement, each executive officer is subject to certain restrictive covenants that survive termination of employment. If the executive fails to comply with any of those restrictive covenants, he or she will not be entitled to receive any further payments or benefits as a result of the termination of his or her employment (other than his or her base salary through the date of termination and reimbursement of any reasonable business expenses incurred through the date of termination.) In addition, the Company then will have the right to terminate without advance notice any future payments and benefits of every kind that otherwise would be due to the executive on account of his or her termination of employment.

The following tables illustrate the payments and benefits that each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins and Ms. Lopez-Blanco would have received under his or her Employment Agreement if his or her employment with the Company had terminated for any of the reasons described above on December 31, 2011. The amounts presented in the tables, reflect compensation (including equity ownership) at such year end, are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the named executive officers, which would only be known at the time that employment actually terminates.

		TRIGGERING EVENT
Executive	Compensation Components	Change in Control	By Executive without Good Reason	By Company for Cause		By Company without Cause	By Executive for Good Reason	By the Company by Reason of Executive’s Disability	By Executive Due to Poor Health or Due to Executive’s Death
Roger J. Medel, M.D	Cash Severance (1)	$7,710,000	$1,455,205	$—	(5)	$6,595,205	$6,595,205	$2,455,205	$1,455,205
	Long-term Incentives (6)	23,464,603	—	—		16,263,603	16,263,603	23,464,603	23,464,603
	Other Compensation (7)	198,000	198,000	198,000		198,000	198,000	198,000	198,000
	Total Benefit to Employee	$31,372,603	$1,653,205	$198,000		$23,056,808	$23,056,808	$26,117,808	$25,117,808

Vivian Lopez-Blanco	Cash Severance (2)	$650,000	$—	$—	(5)	$975,000	$487,500	$487,500	$325,000
	Long-term Incentives (8)	1,385,966	—	—		—	—	1,385,966	1,385,966
	Total Benefit to Employee	$2,035,966	$—	$—		$975,000	$487,500	$1,873,466	$1,710,966

Joseph M. Calabro	Cash Severance (2)	$3,060,000	$600,000	$—	(5)	$3,060,000	$3,060,000	$1,200,000	$600,000
	Long-term Incentives (3)	5,967,972	—	—		5,967,972	5,967,972	5,967,972	5,967,972
	Section 280G Gross-up (4)	—	—	—		—	—	—	—
	Total Benefit to Employee	$9,027,972	$600,000	$—		$9,027,972	$9,027,972	$7,167,972	$6,567,972

Karl B. Wagner	Cash Severance (2)	$2,550,000	$500,000	$—	(5)	$2,550,000	$2,550,000	$1,000,000	$500,000
	Long-term Incentives (3)	3,958,317	—	—		3,958,317	3,958,317	3,958,317	3,958,317
	Section 280G Gross-up (4)	—	—	—		—	—	—	—
	Total Benefit to Employee	$6,508,317	$500,000	$—		$6,508,317	$6,508,317	$4,958,317	$4,458,317

Thomas W. Hawkins	Cash Severance (2)	$2,167,500	$425,000	$—	(5)	$2,167,500	$2,167,500	$850,000	$425,000
	Long-term Incentives (3)	2,971,781	—	—		2,971,781	2,971,781	2,971,781	2,971,781
	Section 280G Gross-up (4)	—	—	—		—	—	—	—
	Total Benefit to Employee	$5,139,281	$425,000	$—		$5,139,281	$5,139,281	$3,821,781	$3,396,781

(1)	Cash severance includes: (i) in the case of a termination by the executive without Good Reason, base salary through the date of termination, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year, as set forth in the Summary Compensation Table, if executive had not been terminated so long as executive gives sufficient notice and executes a general release of Company and a reimbursement for any reasonable business expenses incurred through the date of termination, (ii) in the case of termination by the Company without Cause or by the executive for Good Reason, (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) continuation of base salary for 24 months after the termination date, (c) on the first and second anniversaries of the termination date, the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus (this amount is paid as a lump sum within 90 days of the termination date if the termination is in connection with a Change in Control) and (d) the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, (iii) in the case of termination by the Company without Cause or Dr. Medel for Good Reason, in either case within 24 months following a Change in Control: (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) continuation of base salary for 36 months after the termination date, (c) within 90 days following such termination, an amount equal to three times the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus, and (iv) in the case of termination by the Company on account of the executive’s Disability, continuation of base salary for a period of 12 months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, and (v) in the case of termination by the executive due to executive’s Poor Health or Death, the executive’s base salary through the termination date, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated and a reimbursement for any reasonable business expenses incurred through the date of termination.
(2)

Cash severance includes: (i) in the case of a termination by the executive without Good Reason, base salary through the date of termination, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year, as set forth in the Summary Compensation Table (except in the case of Ms. Lopez-Blanco), if executive had not been terminated so long as executive gives sufficient notice and executes a general release of Company and a reimbursement for any reasonable business expenses incurred through the date of termination, (ii) in the case of termination by the Company without Cause or by the executive for Good Reason or due to Change in Control (except in the case of Ms. Lopez-Blanco), (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) (except in the case of Ms. Lopez-Blanco) continuation of base salary for 24 months after the termination date, (c) (except in the case of Ms. Lopez-Blanco) on the first and second anniversaries of the termination date, the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus (this amount is paid as a lump sum within 90 days of the termination date if the termination is in connection with a Change in Control) and (d) the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, (iii)(a) in the case of termination of Ms. Lopez-Blanco by the Company without Cause or by Ms. Lopez-Blanco for Good Reason (other than a Change in Control Good Reason, as defined above): (1) continuation of base salary through the termination date, plus any reimbursement owed to Ms. Lopez-Blanco for any reasonable business expenses incurred through the date of termination, (2) continuation of base salary for 12 months after the termination date (six months if terminated for Good Reason other than in connection with a Change in Control), (3) the actual performance bonus, on a pro rata basis, that would have been payable to Ms. Lopez-Blanco for the fiscal year if Ms. Lopez-Blanco had not been terminated (in the case of termination by Ms. Lopez-Blanco for Good Reason, subject to reduction in order to avoid such payments being deemed “excess parachute payments,” as that term is defined in Section 280G of the Code), and (4) in the case of termination of Ms. Lopez-Blanco by the Company without Cause within 30 days of the first anniversary of the termination date, Ms. Lopez-Blanco’s “average annual performance bonus” (as defined in her Employment Agreement) and (b) in the case of termination by Ms. Lopez-Blanco for a Change in Control Good Reason, the performance bonus Ms. Lopez-Blanco would have received for the year in which her employment terminates if she had worked for the entire fiscal year and met all goals and objectives of such year; (iv) in the case of termination by the Company on account of the executive’s Disability, continuation of base salary for a period of 12 months after the termination date (50% of base salary for a period of six months in the case of Ms. Lopez-Blanco) and the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, and (v) in the case of termination by the executive due to executive’s Poor Health or Death, the executive’s base salary through the termination date, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated and a reimbursement for any reasonable business expenses incurred through the date of termination.
(3)	This amount reflects the value of each of the executive’s unvested restricted and deferred stock as of December 30, 2011 (as December 31, 2011 was not a market trading day), that would become vested if a specified termination event had occurred on December 31, 2011. In the case of a Change in Control, this accelerated vesting will occur whether or not the executive’s employment is terminated, except in the case of Dr. Medel’s 2008 Deferred Grants, which will vest on the date of termination if he terminates his employment within one year after such Change in Control.
(4)	If both a Change in Control occurred and the executive’s employment terminated on December 31, 2011, and the executive received the estimated payments shown in the Change in Control column of this table on that date, those payments would not have resulted in any excess parachute payment under Section 280G of the Code and thus no gross-up payments would have been required with respect to those payments. Whether or not a payment will constitute an “excess parachute payment,” however, depends not only upon the value of the payments that are contingent upon a Change in Control but also upon the average of an executive’s W-2 compensation for the five years immediately prior to the year in which the Change in Control occurs. Thus, facts and circumstances at the time of any Change in Control and termination thereafter, as well as changes in the executive’s compensation history preceding the Change in Control, could materially impact whether and to what extent any excise tax would be imposed and therefore the amount of any gross-up payment.
(5)	If the executive is terminated for Cause then the Company will continue to pay the executive his or her base salary through the termination date plus reimbursement for any reasonable business expenses incurred through the date of termination.
(6)	This amount reflects the value of Dr. Medel’s unvested restricted and deferred stock as of December 31, 2011, that would become vested if a specified termination event had occurred on December 31, 2011. This amount includes the 100,000 shares of Deferred Stock under the Deferred Grants in connection with the execution of Dr. Medel’s Employment Agreement dated August 20, 2008. The Deferred Grants were subject to performance-based vesting requirements that the Compensation Committee certified had been met in November 2009. The Deferred Grants will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason. If Dr. Medel incurs a Disability or if his employment is terminated due to Death, then the Deferred Grants will vest immediately. In addition, because the performance vesting threshold has been met, if Dr. Medel’s employment is terminated by the Company without Cause, then the Deferred Grants will vest on the date of such termination. The Deferred Grants will also continue to vest in accordance with their terms if Dr. Medel’s employment is terminated due to a Change in Control, provided, that if he terminates his employment within one year after such Change in Control, then the Deferred Grants will vest on such termination. This amount also includes the 87,160 shares of Deferred Stock under the Deferred Grants in connection with the execution of Dr. Medel’s new Employment Agreement dated August 7, 2011. These Deferred Grants are subject to performance-based vesting requirements that will cause them to vest in increments of 25 percent if the Company achieves specified levels of annualized income from operations (on a trailing four quarters basis), as determined in accordance with GAAP as follows: $390 million, $430 million, $475 million and $525 million; provided, however that if the Company’s income from operations goals are not achieved as of the year ending December 31, 2018, any unvested deferred stock awards shall terminate and become null and void. These Deferred Grants will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason, by the Company without Cause, if Dr. Medel incurs a Disability or is terminated due to Poor Health or death. If Dr. Medel’s employment is terminated due to a Change in Control, then these Deferred Grants will vest immediately. Deferred Stock has been included for each triggering event that causes vesting.
(7)	If Dr. Medel’s employment is terminated for any reason, the Company will reimburse Dr. Medel for mutually agreed upon lease space and reasonable wages to an administrative assistant for two years from his date of termination. This amount represents the approximate cost of lease space and reasonable wages to an administrative assistant for two years.
(8)	This amount reflects the value of Ms. Lopez-Blanco’s unvested restricted stock as of December 30, 2011 (as December 31, 2011 was not a market trading day), that would become vested in the event that Ms. Lopez-Blanco’s termination date as a result of a Change in Control occurs within the 12 month period of a Change in Control and the intrinsic value (i.e. the amount by which the closing price of a share of the Company’s common stock on the New York Stock Exchange on December 30, 2011 ($72.01) exceeded the exercise price) of Ms. Lopez-Blanco’s unvested stock options.

DIRECTOR COMPENSATION

In 2011, each non-employee Director received the following: (i) an annual retainer fee of $60,000, payable quarterly, (ii) an annual fee of $7,500 for attendance at meetings, payable quarterly, (iii) an additional retainer fee of $50,000, payable quarterly, for the Chairman of the Board of Directors, (iv) an additional retainer fee of $20,000, payable quarterly, for the chair of the Audit Committee, and (v) an additional retainer fee of $10,000 per committee, payable quarterly, for the chair of any committee of the Board of Directors other than the Audit Committee. In addition, on the date of the 2011 annual shareholders’ meeting, each non-employee Director was granted stock options vesting in equal annual installments over a three-year period commencing on the anniversary of the date of grant to purchase a number of shares of our common stock, which stock options had a fair value, as determined in accordance with the Black-Scholes-Merton formula, of $97,500 on the most recent practicable date prior to such annual meeting and were at an exercise price equal to the closing price of a share of our common stock on the New York Stock Exchange on the date of the annual meeting. The Board of Directors recently decided to change its future annual awards of equity from stock options to restricted stock. The restricted stock award will have a grant date fair value of $97,500 and will be granted annually on the date of each annual shareholders’ meeting. However, if at the time of the award a non-employee Director has served on the Board of Directors for a period of less than one year, the number of restricted shares subject to the award shall be prorated to reflect the actual amount of time such Director has served in such position.

The Board of Directors’ policy for awarding restricted stock also applies to each non-employee Director upon his or her initial appointment to the Board of Directors. The grant date fair value of the award will be $200,000 with a three-year vesting period. We provide grants of equity to our Directors because we believe that it helps foster a long-term perspective and aligns our Directors’ interests with that of our shareholders. MEDNAX also reimburses all of its Directors for out-of-pocket expenses incurred in connection with the rendering of services as a Director.

The following table includes all non-employee Directors who served in 2011. Dr. Medel does not earn additional income for his service as a Director. See “Executive Compensation” for information regarding Dr. Medel’s compensation as Chief Executive Officer of MEDNAX.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	All Other Compensation	Total Compensation
Cesar L. Alvarez	$117,500	$96,338	$—	$213,838
Waldemar A. Carlo, M.D.	$67,500	$96,338	$—	$163,838
Michael B. Fernandez	$77,500	$96,338	$—	$173,838
Roger K. Freeman, M.D.	$77,500	$96,338	$—	$173,838
Paul G. Gabos	$87,500	$96,338	$—	$183,838
Dany Garcia	$67,500	$96,338	$—	$163,838
Pascal J. Goldschmidt, M.D.	$77,500	$96,338	$—	$173,838
Manuel Kadre	$67,500	$96,338	$—	$163,838
Donna E. Shalala, Ph.D.	$67,500	$96,338	$—	$163,838
Enrique J. Sosa, Ph.D.	$67,500	$96,338	$—	$163,838

(1)	This column reports the amount of cash compensation earned in 2011 for Board and committee service.
(2)	The amounts in this column reflect the fair value of the stock option awards on their grant date, calculated in accordance with the accounting guidance for stock-based compensation, but excluding the impact of estimated forfeitures. All stock options awarded to Directors in 2011 had a grant-date fair value of $23.27, based on assumptions of 4.5 years expected life, 35% expected volatility and a risk-free interest rate of 1.9%. The following Directors had outstanding stock option awards at the 2011 fiscal year end for the following number of shares of our common stock: Mr. Alvarez (63,895), Dr. Carlo (49,895), Mr. Fernandez (29,186), Dr. Freeman (33,895), Mr. Gabos (33,895), Ms. Garcia (26,868), Dr. Goldschmidt (48,561), Mr. Kadre (39,148), Ms. Shalala (14,317) and Mr. Sosa (61,895).

SHARE OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires MEDNAX’s Directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Our Directors, executive officers and greater than 10% shareholders are also required by rules promulgated by the Securities and Exchange Commission to furnish MEDNAX with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to MEDNAX, the absence of a Form 3, 4 or 5, or representations from certain reporting persons that no Forms 5 were required, MEDNAX believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were complied with during the fiscal year ended December  31, 2011.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of common stock of MEDNAX as of March 13, 2012, for the following:

•	Each person known to us to be a beneficial owner of more than 5% of our outstanding shares of common stock;

•	Each of our Directors;

•

Our Chief Executive Officer and the other executive officers of MEDNAX who were named in the Summary Compensation Table and serving as executive officers at the end of the last completed fiscal year; and

•	All of our Directors and executive officers as a group.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned(2)
	Shares	Percent
FMR, LLC (3)	4,191,512	8.5%
T. Rowe Price Associates, Inc. (4)	2,557,970	5.2%
BlackRock, Inc. (5)	2,512,073	5.1%
Roger J. Medel, M.D. (6)	834,748	1.7%
Cesar L. Alvarez (7)	63,481	*
Waldemar A. Carlo, M.D. (8)	37,481	*
Michael B. Fernandez (9)	88,863	*
Roger K. Freeman, M.D. (10)	30,281	*
Paul G. Gabos (11)	29,481	*
Dany Garcia (12)	22,454	*
Pascal J. Goldschmidt, M.D. (13)	44,147	*
Manuel Kadre (14)	34,734	*
Donna E. Shalala, Ph.D. (15)	8,690	*
Enrique J. Sosa, Ph.D. (16)	37,481	*
Joseph M. Calabro (17)	226,631	*
Thomas W. Hawkins (18)	55,797	*
Vivian Lopez-Blanco (19)	33,937	*
Karl B. Wagner (20)	182,211	*
All Directors and executive officers as a group (17 persons) (21)	1,792,502	3.6%

*	Less than one percent
(1)	The address of each of the beneficial owners identified is c/o MEDNAX, Inc., 1301 Concord Terrace, Sunrise, Florida 33323. Each holder is a beneficial owner of common stock of MEDNAX.

(2)	Based on 49,148,600 shares of common stock issued and outstanding as of March 13, 2012. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 13, 2012, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.
(3)	Based on a Schedule 13G filed with the SEC on February 13, 2012. FMR, LLC’s address is 82 Devonshire Street, Boston, Massachusetts 02109.
(4)	Based on a Schedule 13G filed with the SEC on February 14, 2012. T. Rowe Price Associates, Inc.’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.
(5)	Based on a Schedule 13G filed with the SEC on January 20, 2012. BlackRock, Inc.’s address is 40 East 52nd Street, New York, New York 10022.
(6)	Includes (i) 136,028 shares of common stock directly owned; (ii) 480 shares of common stock owned by Dr. Medel’s children, as to which Dr. Medel disclaims beneficial ownership; (iii) 559,548 shares of common stock subject to options exercisable within 60 days of March 13, 2012; and (iv) 138,692 shares of unvested restricted stock which Dr. Medel presently has the power to vote. Excludes 100,000 shares of Deferred Stock awarded on August 20, 2008, and vesting on August 20, 2013 and excludes 87,160 shares of Deferred Stock awarded on August 7, 2011, for which vesting is subject to the satisfaction of performance criteria.
(7)	Includes (i) 10,000 shares of common stock directly owned; and (ii) 53,481 shares of common stock subject to options exercisable within 60 days of March 13, 2012.
(8)	All 37,481 shares of common stock are subject to options exercisable within 60 days of March 13, 2012.
(9)	Includes (i) 50,000 shares of common stock beneficially owned through MBF Family Investments, Ltd.; (ii) 11,160 shares of common stock beneficially owned through a self-directed IRA; (iii) 2,931 shares of common stock beneficially owned through The Michael B. Fernandez Revocable Trust and; (iv) 24,772 shares of common stock subject to options exercisable within 60 days of March 13, 2012.
(10)	Includes (i) 800 shares of common stock directly owned; and (ii) 29,481 shares of common stock subject to options exercisable within 60 days of March 13, 2012.
(11)	All 29,481 shares of common stock are subject to options exercisable within 60 days of March 13, 2012.
(12)	All 22,454 shares of common stock are subject to options exercisable within 60 days of March 13, 2012.
(13)	All 44,147 shares of common stock are subject to options exercisable within 60 days of March 13, 2012.
(14)	All 34,734 shares of common stock are subject to options exercisable within 60 days of March 13, 2012.
(15)	Includes (i) 525 shares of common stock directly owned; and (ii) 8,165 shares of common stock subject to options exercisable within 60 days of March 13, 2012.
(16)	All 37,481 shares of common stock are subject to options exercisable within 60 days of March 13, 2012.
(17)	Includes (i) four shares of common stock directly owned by his wife which were acquired through the Company’s employee stock purchase plans and as to which Mr. Calabro disclaims beneficial ownership; (ii) 143,750 shares of common stock subject to options exercisable within 60 days of March 13, 2012; and (iii) 82,877 shares of unvested restricted stock which Mr. Calabro presently has the power to vote.
(18)	Includes (i) 2,028 shares of common stock directly owned; (ii) 12,500 shares of common stock subject to options exercisable within 60 days of March 13, 2012; and (iii) 41,269 shares of unvested restricted stock which Mr. Hawkins presently has the power to vote.
(19)	Includes (i) 1,556 shares of common stock directly owned; (ii) 1,813 shares of common stock directly owned that were acquired through the Company’s Employee Stock Purchase Plan; (iii) 13,333 shares of common stock subject to options exercisable within 60 days of March 13, 2012; and (iv) 17,235 shares of unvested restricted stock which Ms. Lopez-Blanco presently has the power to vote.
(20)	Includes (i) 24,984 shares of common stock directly owned; (ii) 696 shares accumulated through the Company’s 401(k) thrift and profit sharing plans; (iii) 101,562 shares of common stock subject to options exercisable within 60 days of March 13, 2012; and (iv) 54,969 shares of unvested restricted stock which Mr. Wagner presently has the power to vote.
(21)	Includes (i) 1,176,495 shares of common stock subject to options exercisable within 60 days of March 13, 2012; and (ii) 368,002 shares of unvested restricted stock which certain executive officers presently have the power to vote.

INDEPENDENT AUDITORS

Independent Auditors

MEDNAX’s independent auditor for the year ended December 31, 2011, was the firm of PricewaterhouseCoopers LLP (“PwC”). Subject to shareholder ratification, the Audit Committee has reappointed PwC as the independent registered certified public accounting firm to perform audit services for MEDNAX in 2012. MEDNAX expects that representatives of PwC will attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

The aggregate fees billed by PwC for the indicated services rendered during fiscal year 2011 were as follows:

Audit Fees

PwC has billed MEDNAX $965,000 in the aggregate, for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2011, reviews of MEDNAX’s interim consolidated financial statements which are included in each of MEDNAX’s Quarterly Reports on Form 10-Q for the year ended December 31, 2011 and the statutory audit of MEDNAX’s wholly owned captive insurance subsidiary. During 2010, audit fees totaled $965,000 and included professional services for the audit of MEDNAX’s consolidated financial statements and internal controls over financial reporting for the year ended December 31, 2010, reviews of MEDNAX’s interim consolidated financial statements which are included in each of MEDNAX’s Quarterly Reports on Form 10-Q for the year ended December 31, 2010, statutory audits of MEDNAX’s wholly owned captive insurance subsidiary and the review of certain SEC filings.

Audit Related Fees

During each of 2011 and 2010, PwC billed MEDNAX $40,000 for the audit of MEDNAX’s benefit plans.

Tax Fees

During 2011 and 2010, PwC did not bill MEDNAX for any tax consultation services.

All Other Fees

There were no other fees billed by PwC for 2011 or 2010.

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve the proposed retention of independent auditors to perform any proposed auditing and non-auditing services as outlined in its charter. The Audit Committee has not established policies and procedures separate from its charter concerning the pre-approval of auditing and non-auditing related services. As required by Section 10A of the Exchange Act, our Audit Committee has authorized all auditing and non-auditing services provided by PwC during 2011 and the fees paid for such services.

PROPOSAL 2: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MEDNAX, INC. 2008 INCENTIVE COMPENSATION PLAN

Background and Purpose

On March 24, 2008, our Board of Directors adopted the Company’s 2008 Incentive Compensation Plan, which was approved by our shareholders in May of 2008 and previously amended in connection with our holding company reorganization. On March 15, 2012, our Board of Directors adopted a resolution amending and restating the plan, subject to the approval of our shareholders at the 2012 annual meeting.

The terms of the plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property.

The purpose of the plan is to provide a means for MEDNAX and its related entities, including subsidiaries, other designated affiliates and its affiliated professional associations, corporations and partnerships, to attract key personnel to provide services to MEDNAX and its related entities, as well as to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of MEDNAX and its related entities and promoting the mutuality of interests between participants and MEDNAX’s shareholders. A further purpose of the plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of MEDNAX and its related entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

The effective date of the amended and restated plan will be the date on which the amended and restated plan is approved by our shareholders (“Effective Date”).

Shareholder approval of the amendment and restatement of the plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code, as described below, (ii) for the plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Exchange Act, (iii) to comply with the incentive stock option rules under Section 422 of the Internal Revenue Code, and (iv) to comply with the shareholder approval requirements of the New York Stock Exchange.

Summary of Plan Changes

If the amended and restated plan is approved by our shareholders, it will differ from our current plan in the following significant respects:

•

the number of shares of common stock reserved for delivery under the plan will be increased to 9,750,000 shares from 6,000,000 shares, resulting in 5,024,617 shares available for delivery in connection with awards (including incentive stock options) granted under the plan (after giving effect to shares already issued or subject to outstanding awards under the plan); and

•	the expiration date for the amended and restated plan will be ten years from the Effective Date.

Summary of our MEDNAX, Inc. 2008 Incentive Compensation Plan, as Amended and Restated by Proposal 2

The following is a summary of certain principal features of the MEDNAX, Inc. 2008 Incentive Compensation Plan, as amended and restated by Proposal 2. This summary is qualified in its entirety by reference to the complete text of the amended and restated plan. Shareholders are urged to read the actual text of the amended and restated plan in its entirety, which is set forth as Exhibit A to this proxy statement.

Shares Available for Awards; Annual Per-Person Limitations

Under the plan, as amended and restated, the total number of shares of MEDNAX common stock that may be subject to the granting of awards shall be equal to 9,750,000 shares. Any shares subject to awards of options or stock appreciation rights will be counted against this limit as one share for every one share granted whereas shares subject to any other awards will be counted as 2.0 shares (2.2 shares for any such awards granted prior to the Effective Date of the amended and restated plan) for every one share granted.

As of March 13, 2012, there were options granted and outstanding covering 1,860,479 shares of common stock. The weighted average exercise price for these outstanding options was $45.87 per share and their weighted average term to expiration was 4.7 years. Also, as of March 13, 2012, there were 973,520 non-vested shares of restricted common stock and deferred stock outstanding with a weighted average fair value of $59.68 per share.

The number of shares with respect to awards previously granted under the plan that are forfeited, expire or otherwise terminate without being exercised will again be available for delivery by adding back one share if such share was subject to an option or stock appreciation right and 2.0 shares if such share was subject to any other award (2.2 shares for any such awards granted prior to the Effective Date of the amended and restated plan). Notwithstanding the foregoing, the maximum aggregate number of shares that may be delivered as a result of “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“ISOs”), will be 9,750,000 shares. Awards granted or shares issued in substitution for rewards or related obligations by a company acquired by us after the Effective Date do not reduce the total number of available shares under the plan.

In addition, the plan imposes individual limitations on the amount of certain awards in part to comply with Internal Revenue Code Section 162(m). Under these limitations, during any fiscal year the number of options or stock appreciation rights granted to any one participant may not exceed 1 million shares and the number of restricted stock, deferred stock, performance shares and other stock-based awards may not exceed 750,000 shares, subject to adjustment in certain circumstances. The maximum dollar amount that may be paid to any one participant in respect of a performance award that is payable other than in stock with respect to a 12-month performance period is $10 million and with respect to any performance period that is more than 12 months, $10 million multiplied by the number of full 12 months in such performance period.

The Compensation Committee of our Board of Directors will administer the plan. The Compensation Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of MEDNAX common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the MEDNAX common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events, upon the occurrence of a change in control, or in response to changes in applicable laws, regulations or accounting principles, provided that no adjustments may be made with respect to any performance awards if and to the extent that such adjustment would cause the award to fail to qualify as “performance based compensation” under Internal Revenue Code Section 162(m).

Eligibility

The persons eligible to receive awards under the plan are the officers, Directors, employees and independent contractors of MEDNAX and its related entities. An employee on leave of absence may be considered as still in the employ of MEDNAX or a related entity for purposes of eligibility for participation in the plan.

Administration

The Compensation Committee of MEDNAX’s Board of Directors will administer the plan. The plan must be administered by members of our Board of Directors who are “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, and “independent” as defined by the New York Stock Exchange (or any other national securities exchange on which any securities of MEDNAX may be listed for trading in the future). However, to the extent that our Board of Directors elects and is permitted to administer the plan under its terms, only the “independent” members of the Board may exercise any power or authority granted to administer the plan. Subject to the terms of the plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of MEDNAX common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan and make all other determinations that may be necessary or advisable for the administration of the plan.

Stock Options and Stock Appreciation Rights

The Compensation Committee is authorized to grant stock options, including non-qualified stock options and ISOs, which can result in potentially favorable tax treatment to the participant, and stock appreciation rights. Stock appreciation rights may be granted without regard to any option (“Stand-Alone Stock Appreciation Rights”) or in conjunction with all or part of any option granted under the plan (“Tandem Stock Appreciation Rights”). Stock appreciation rights entitle the participant to receive the amount by which the fair market value of a share of MEDNAX common stock on the date of exercise exceeds the grant price of the stock appreciation right, as determined by the Compensation Committee.

The exercise price per share of an option and the grant price of a stock appreciation right must not be less than 100% of the fair market value of a share of MEDNAX common stock on the date of grant or, in the case of a Tandem Stock Appreciation Right, less than the associated option exercise price. For purposes of the plan, the term “fair market value” means the fair market value of MEDNAX common stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee or MEDNAX’s Board of Directors, the fair market value of MEDNAX common stock as of any given date shall be the closing sales price per share of MEDNAX common stock as reported on the principal stock exchange or market on which MEDNAX common stock is traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Compensation Committee on the date the award is granted) or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Compensation Committee except that no option or stock appreciation right may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the stock appreciation rights are determined by the Compensation Committee. A Tandem Stock Appreciation Right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem Stock Appreciation Right may only be exercised when the related option would be exercisable and the fair market value of the shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem Stock Appreciation Right will no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right will no longer be exercisable to the extent the related option has been exercised.

Restricted and Deferred Stock

The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of MEDNAX common stock which may not be sold or disposed of for a specified period, and with a risk of forfeiture and other restrictions specified by the Compensation Committee. Risks of forfeiture may include continuous service requirements and performance requirements, among others. A participant granted restricted stock generally has all of the rights of a shareholder of MEDNAX, unless otherwise determined by the

Compensation Committee. An award of deferred stock confers upon a participant the right to receive shares of MEDNAX common stock at the end of a specified deferral period, and may be subject to possible risks of forfeiture of the award as the Compensation Committee may determine. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of MEDNAX common stock, other awards or other property equal in value to dividends paid on a specific number of shares of MEDNAX common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of MEDNAX common stock, awards or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of MEDNAX common stock as a bonus free of restrictions, or to grant shares of MEDNAX common stock or other awards in lieu of MEDNAX obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards

The Compensation Committee is authorized to grant awards under the plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of MEDNAX common stock. The Compensation Committee determines the terms and conditions of such awards. Except for certain limited situations, other stock-based awards subject solely to future service requirements shall be subject to restrictions for a period of not less than three years from the date of the grant, but may vest on a pro-rata basis over such three-year period.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Compensation Committee. In addition, the plan authorizes the Compensation Committee to grant specific performance awards, which represent a conditional right to receive cash, shares of MEDNAX common stock or other awards upon achievement of certain performance goals during a relevant performance period. The performance criteria and the length of the performance period will be determined by the Compensation Committee upon the grant of each performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Compensation Committee, on a deferred basis, in a manner that does not violate the requirements of Section 409A of the Internal Revenue Code.

Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, unless otherwise specified by the Compensation Committee, be subject to provisions that are intended to qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by MEDNAX under Internal Revenue Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means MEDNAX’s chief executive officer and each other person whose compensation is required to be disclosed in MEDNAX’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of MEDNAX as of the end of a taxable year. If and to the extent required under

Section 162(m) of the Internal Revenue Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Internal Revenue Code is to be exercised by the Compensation Committee, not MEDNAX’s Board of Directors.

Subject to the requirements of the plan, the Compensation Committee will determine performance award terms, including the required levels of performance with respect to specified objective business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for MEDNAX, on a consolidated basis, and/or for related entities, or for business or geographical units of MEDNAX and/or a related entity (except with respect to the total shareholder return and earnings per share criteria), will be used by the Compensation Committee in establishing performance goals for performance awards to “covered employees” that are intended to qualify under Section 162(m): (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a share of our common stock. Any of the above goals may be determined on an absolute or relative basis in comparison to prior periods or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance goals must be established not later than 90 days after the beginning of the performance period applicable to the performance awards or at such other date as may be required for performance-based compensation treatment under Section 162(m).

After the end of each performance period, the Compensation Committee will determine and certify whether the performance goals have been achieved. The Compensation Committee will exclude the impact of an event or occurrence, or otherwise make adjustments to the performance goals, which the Compensation Committee determines should appropriately be excluded or made to avoid unanticipated results or to otherwise ensure that the results are determined in a manner consistent with the intention of the Compensation Committee at the time it established the goals, including, without limitation, exclusions or adjustments for (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of MEDNAX or not within the reasonable control of MEDNAX’s management, or (iii) a change in accounting standards required by generally accepted accounting principles. The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be increased (except in the case of a covered employee) or reduced from the amount of any potential award.

Other Terms of Awards

Generally, restricted stock awards, deferred stock awards, performance awards valued by reference to MEDNAX common stock and other stock-based awards (i) that are not subject to performance-based vesting requirements must vest over a period of not less than three years from date of grant (but permitting pro-rata vesting over such time) or be non-transferable (other than certain permitted transfers) for a period of not less than three years from the date of grant (but permitting release from these nontransferability pro-rata over such time) and (ii) that are subject to performance-based vesting requirements must vest over a period of not less than one year.

Awards may be settled in the form of cash, shares of MEDNAX common stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, provided that such deferral will satisfy the requirements of Section 409A of the Internal Revenue Code. The Compensation Committee is authorized to place cash, shares of MEDNAX common stock or other property in trusts or make other arrangements to provide for payment of MEDNAX’s obligations under the plan. MEDNAX is authorized to provide that a portion of any shares of MEDNAX common stock or other property to be distributed will be withheld (or previously acquired shares of MEDNAX common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

If any award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code, then the award will be subject to additional restrictions on payment and other requirements if and to the extent required to comply with Section 409A.

Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in exchange for other awards under the plan awards or under other Company plans, or other rights to payment from MEDNAX, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

Subject to certain limitations, the Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award. In the event of a “change in control” of MEDNAX, as defined in the plan, and only to the extent provided in any employment or other agreement between the participant and MEDNAX or any related entity, or in any award agreement, or to the extent otherwise determined by the Compensation Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the change in control will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, deferred stock award or an other stock-based award subject only to future service requirements will lapse and such awards will be deemed fully vested; and (iii) performance goals and conditions applicable to any outstanding award will be deemed met as of the date of the change in control.

Adjustments, Amendment and Termination

Subject to certain limitations, the Compensation Committee is authorized to make adjustments and alterations to awards (including, in some cases, in a manner adverse to a participant) in connection with a change in control, stock dividends or distributions, recapitalizations, mergers and other corporate events, as well as in recognition of other unusual or nonrecurring events affecting MEDNAX or its related entities and changes in financial reporting, laws, regulations, taxes, business strategy and other matters. MEDNAX’s Board of Directors may amend, alter, suspend, discontinue or terminate the plan or the Compensation Committee’s authority to grant awards without further shareholder approval (and the Compensation Committee may alter, amend or terminate any award including, in any case, in a manner adverse to the rights of a participant under an outstanding award), except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of the New York Stock Exchange or any stock exchange or quotation system on which shares of MEDNAX common stock are then listed or quoted, including any change in the exercise price of an option if such change would constitute a repricing under such rules. Thus, shareholder approval may not necessarily be required for every amendment to the plan which might increase the cost of the plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although MEDNAX’s Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. The plan will terminate at the earliest of (i) such time as no shares remain available for issuance under the plan, (ii) termination of the plan by MEDNAX’s Board of Directors or (iii) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of MEDNAX or a related entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of MEDNAX’s stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his or her tax basis in the shares delivered, and the holding period for those shares will include the holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

MEDNAX will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for MEDNAX and is reasonable in amount, and either the employee includes that amount in income or MEDNAX timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The plan provides for the grant of stock options that qualify as ISOs, as defined in section 422 of the Internal Revenue Code. Under the Internal Revenue Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” on the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

MEDNAX is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, MEDNAX is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for MEDNAX and is reasonable in amount, and either the employee includes that amount in income or MEDNAX timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

MEDNAX may grant Stand-Alone Stock Appreciation Rights or Tandem Stock Appreciation Rights, under the plan. Generally, the recipient of a Stand-Alone Stock Appreciation Right will not recognize any taxable income at the time the Stand-Alone Stock Appreciation Right is granted.

With respect to Stand-Alone Stock Appreciation Rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem Stock Appreciation Rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone Stock Appreciation Rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no Federal income tax deduction allowed to MEDNAX upon the grant or termination of Stand-Alone Stock Appreciation Rights or Tandem Stock Appreciation Rights. Upon the exercise of either a Stand-Alone Stock Appreciation Right or a Tandem Stock Appreciation Right, however, MEDNAX will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the award received. MEDNAX generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Section 409A of the Internal Revenue Code

The plan is intended to comply with Section 409A of the Internal Revenue Code to the extent that such section would apply to any award under the plan. Section 409A of the Internal Revenue Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of deferred stock, and does not comply with Section 409A could be subject to immediate taxation on the award (even if the award is not exercisable) and an additional 20% tax on the award.

Section 162 Limitations

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year, beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility limitation, and therefore remains fully deductible by the company that pays it. MEDNAX intends that options granted to employees, who the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility limitation of $1 million. MEDNAX also intends that performance awards will be performance-based as described above so that such awards will not be subject to Section 162(m) limitations. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of MEDNAX to ensure that options under the plan will qualify as “performance-based compensation” that is fully deductible by MEDNAX under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

Proxies will be voted “FOR” approval of the amendment and restatement of the plan absent contrary instructions.

MEDNAX’s Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP to act as our independent registered certified public accounting firm for the 2012 fiscal year. PricewaterhouseCoopers LLP was our independent auditor for the fiscal year ended December 31, 2011. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration our shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion.

Proxies will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2012 fiscal year absent contrary instructions.

MEDNAX’s Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2012 fiscal year.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), MEDNAX is providing its shareholders the opportunity to cast a non-binding advisory vote “FOR” or “AGAINST” the compensation paid to named executive officers in 2011 as disclosed and described in the section of this Proxy Statement entitled “Executive Compensation”, including the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

As described in detail in our Compensation Discussion and Analysis, the compensation tables and related narrative discussion, the compensation of executive officers is designed to have strong links to performance achievements, both in terms of operational and financial results as well as in optimizing shareholder value. We evaluate the relationship between compensation cost, shareholder value and company performance on a regular basis. At-risk elements such as performance-based cash incentives and stock-based compensation comprise a significant portion of our overall executive remuneration. For incentive plans, we establish performance goals so that the level of compensation received appropriately corresponds to the level of performance achieved. In addition, the vesting of stock-based compensation is designed to encourage ownership that results in business decisions that build long-term shareholder value and thus stock price appreciation, and retention of our named executive officers. We believe that the compensation paid to our named executive officers for 2011 appropriately considers our demonstrated ability to increase revenue, net income and profitability over the short- and long-term as a result of the continued leadership of these named executive officers.

Shareholders are urged to read the section of this Proxy Statement entitled “Executive Compensation”, which discusses our executive compensation programs in detail, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our 2011 Annual Report that accompanies this Proxy Statement.

Accordingly, MEDNAX requests your approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.

MEDNAX’s Board of Directors recommends a vote “FOR” the approval of the compensation paid to its named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission and described in the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.

Although the vote is non-binding and advisory, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares they represent in accordance with the recommendation of MEDNAX’s Board of Directors.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (without exhibits or documents incorporated by reference therein), are available without charge to shareholders upon written request to our Vice President, Investor Relations and Corporate Communications, at 1301 Concord Terrace, Sunrise, Florida 33323, by calling (954) 384-0175 or via the Internet at www.mednax.com.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

As more specifically provided in our Articles of Incorporation, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of our Board of Directors or by a shareholder entitled to vote who has delivered proper notice to us, together with the information required by our Articles of Incorporation, not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year’s notice of annual meeting. Accordingly, any shareholder proposal to be considered at the 2013 Annual Meeting of Shareholders must be properly submitted to us on or before November 30, 2012, but not earlier than October 1, 2012, or such proposal will be considered untimely. A copy of the provision of MEDNAX’s Articles of Incorporation relating to shareholder nominations is available upon request from MEDNAX’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement for the 2013 Annual Meeting of Shareholders.

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2013 Annual Shareholders Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and MEDNAX’s Articles of Incorporation. To be eligible for inclusion in such proxy materials, shareholder proposals must be received by our Secretary, at the address noted above, not later than November 30, 2012. No shareholder proposal was properly received for inclusion in this Proxy Statement.

EXHIBIT A

MEDNAX, INC.

AMENDED AND RESTATED

2008 INCENTIVE COMPENSATION PLAN

MEDNAX, INC.

AMENDED AND RESTATED

2008 INCENTIVE COMPENSATION PLAN

1.	Purpose	A-1

2.	Definitions	A-1

3.	Administration	A-4

4.	Shares Subject To Plan	A-5

5.	Eligibility; Per-Person Award Limitations	A-6

6.	Specific Terms Of Awards	A-6

7.	Certain Provisions Applicable To Awards	A-11

8.	Code Section 162(m) Provisions	A-13

9.	Change In Control	A-14

10.	General Provisions	A-16

MEDNAX, INC.

AMENDED AND RESTATED

2008 INCENTIVE COMPENSATION PLAN

1.     Purpose. The purpose of this 2008 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist MEDNAX, INC., a Florida corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. This Plan was originally adopted by Pediatrix Medical Group, Inc., a Florida corporation (“PMG”) and PMG assigned all of its outstanding obligations under the Plan to the Company pursuant to the terms of a Merger Agreement between the Company, PMG and PMG Merger Sub Inc., a Florida corporation, effective as of December 31, 2008. The terms and conditions of the Plan are hereby amended and restated in their entirety to read as specified herein as of the Effective Date of Restated Plan.

2.     Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)     “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b)     “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)     “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)     “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)     “Board” means the Company’s Board of Directors.

(f)     “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(g)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)     “Committee” means the Compensation Committee of the Board, excluding any member who is not (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) Independent”. The failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(i)     “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(j)     “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k)     “Covered Employee” means each Person who shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(l)     “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

(m)     “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(n)     “Director” means a member of the Board or the Board of Directors of any Related Entity.

(o)     “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(p)     “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(q)     “Effective Date” means May 23, 2008.

(r)     “Effective Date of Restated Plan” means the date on which this Plan, as amended and restated, is approved by the shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act, and applicable requirements under the rules of the Listing Market.

(s)     “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t)     “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v)     “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee) or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w)     “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(x)     “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(y)     “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(z)     “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Market.

(aa)     “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb)     “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc)     “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd)     “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee)     “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(ff)     “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg)     “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh)     “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii)     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj)     “Prior Plan” means the Pediatrix Medical Group, Inc. 2004 Incentive Compensation Plan

(kk)     “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly, as well as any professional association, corporation or partnership that is affiliated with the Company.

(ll)     “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(mm)     “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(nn)     “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(oo)     “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp)     “Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq)     “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr)     “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss)     “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3.     Administration.

(a)     Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b)     Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange

Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan. Any such delegations shall be set forth in a written instrument that specifies the persons authorized to act thereunder and the terms and limitations of such authority, which writing shall be delivered to the Company’s Chief Financial Officer, Principal Accounting Officer and General Counsel before any authority may be exercised.

(c)     Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Shares Subject to Plan.

(a)     Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 9,750,000, inclusive of any Shares remaining available for grant under the Prior Plan on the Effective Date of the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share with respect to which such Award is granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.0 Shares (2.2 Shares for any such Awards granted prior to the Effective Date of Restated Plan) for every one (1) Share with respect to which such Award is granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)     Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)     Availability of Shares Not Delivered under Awards and Adjustments to Limits.

 (i)     If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash, or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below; provided, however, that Shares tendered or withheld to pay the exercise price for any Award or to pay taxes relating to any Award shall not again be available for delivery with respect to Awards under the Plan and, provided further, that Stock Appreciation Rights that are settled in Shares shall count against the limit in Section 4(a) of this Plan based upon the full number of Shares that are subject to the Award.

 (ii)     Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines, has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market.

 (iii)     Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share if such Share was subject to an Option or Stock Appreciation Right granted under the Plan or an option or stock appreciation right granted under the Prior Plan, and as 2.0 Shares (2.2 Shares for any such Awards granted prior to the Effective Date of Restated Plan) if such Share was subject to an Award other than an Option or Stock Appreciation Right granted under the Plan or an option or stock appreciation right granted under the Prior Plan.

 (iv)     Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 9,750,000 shares.

(d)     No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date, except to the extent that the number of Shares subject to such further awards do not exceed the number of Shares subject to awards under the Prior Plan that are forfeited, expire or otherwise terminate without issuance of Shares after the Effective Date.

5.     Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 1,000,000 Shares, or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 750,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $10,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $10,000,000 multiplied by the number of full 12 month periods that are in the Performance Period.

6.     Specific Terms of Awards.

(a)     General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her

Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

 (i)     Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

 (ii)     Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

 (iii)     Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

    (A)     the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

    (B)     The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c)     Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

 (i)     Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

 (ii)     Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

 (iii)     Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)     Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

  (i)     Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

  (ii)     Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

    (iii)     Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

    (iv)     Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)     Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

  (i)     Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

  (ii)     Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

  (iii)     Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)     Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)     Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)     Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i)     Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

(j)     Certain Vesting Requirements and Limitations on Waiver of Forfeiture Restrictions. Except for certain limited situations (including death, disability, retirement, a Change in Control referred to in Section 9, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, Substitute Awards or grants to Independent Directors):

 (i)     Restricted Stock Awards, Deferred Stock Awards, Performance Share Awards and Other Stock-Based Awards (A) that are not subject to performance-based vesting requirements shall either (x) vest over a period of not less than three years from date of grant (but permitting pro-rata vesting over such time) or (y) be non-transferable (other than transfers permitted under Section 10(b) hereof, for a period of not less than three years from the date of grant (but permitting release from these nontransferability pro-rata over such time); (B) that are subject to performance-based vesting requirements shall vest over a period of not less than one year; and

 (ii)     The Committee shall not waive the vesting requirements set forth in the foregoing clause (i).

The limitations set forth in this Section 6(j) shall not apply (x) with respect to up to 487,500 Shares (subject to adjustment as provided in Section 10(c) hereof) with respect to which Awards have been made by Independent Directors, or (y) to any Awards made to any Independent Directors.

7.         Certain Provisions Applicable to Awards.

(a)        Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered); provided, however, that any such determination to grant an Award in lieu of cash compensation shall be made in a manner intended to comply with Section 409A of the Code.

(b)        Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)        Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and other applicable laws, and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The settlement of any Award may be accelerated (to the extent such acceleration would not violate the requirements of Section 409A of the Code), and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon the occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 17(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)        Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)    Code Section 409A.

(i)    If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)    Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation”, or (z) the occurrence of an “unforeseeble emergency”;

(B)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)    Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)    In the case of any Participant who is “specified employee”, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award. The Company does not make any representation to the Participant that any Awards awarded under this Plan will be exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that any Participant or Beneficiary may incur in the event that any provision of this Plan or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(ii)    The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. No Section 409A Plan shall be adjusted, modified or substituted for, pursuant to any provision of this Plan, without the consent of the Participant if any such adjustment, modification or substitution would cause the Section 409A Plan to violate the requirements of Section 409A of the Code.

8.    Code Section 162(m) Provisions.

(a)    Covered Employees. Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to any Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b)    Performance Criteria. If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. At the time that the Committee establishes the performance goals in respect of an Award subject to this Section 8, the Committee may provide that in determining the achievement of performance goals, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) a change in accounting standards required by generally accepted accounting principles, or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c)    Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d)    Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as performance based compensation under Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)    Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless and until the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

9.     Change in Control.

(a)     Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b) hereof:

(i)    Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii)    Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii)    With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b)    Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)    The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)    During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company, or any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries, (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)     Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.     General Provisions.

(a)    Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)    Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent (i) such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), (ii) do not violate the requirements of Rule 16(b)-3, and (iii) are not inconsistent with requirements of any form of registration statement under the Securities Act of 1933, as amended, pursuant to which the Shares issuable under this Plan are then registered. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)    Adjustments.

(i)    Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer to which any Award relates, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate. Notwithstanding the foregoing, no adjustments may be made with respect to any Performance Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(ii)    Adjustments in Case of Certain Transactions. Except as otherwise provided in any employment agreement or in any Award Agreement, in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee in its sole discretion, and without any requirement that Participants be treated consistently: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Section 10(c)(ii), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii)    Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, or Performance Awards granted pursuant to Section 8(b) hereof, to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d)    Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants (including in a manner adverse to the rights of a Participant under an outstanding Award), except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, without the consent of the Participant (including in a manner adverse to the rights of a Participant under an outstanding Award), except as otherwise provided in the Plan (including without limitation Section 6(j)(ii) hereof).

(f)    Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i)    Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

(k)    Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)    Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan became effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date of the Restated Plan. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

1301 Concord Terrace

Sunrise, Florida 33323-2825

MEDNAX, INC. 1301 CONCORD TERRACE SUNRISE, FL 33323 - 2825

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KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN     SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
1.	Election of Directors
Nominees
01	Cesar L. Alvarez	02 Waldemar A. Carlo, M.D.		03 Michael B. Fernandez		04 Roger K. Freeman, M.D	05 Paul G. Gabos
06	P.J. Goldschmidt, M.D.	07 Manuel Kadre		08 Roger J. Medel, M.D.		09 Donna E. Shalala Ph.D.	10 Enrique J. Sosa Ph.D.
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2	Proposal to approve the amendment and restatement of the MEDNAX, Inc. 2008 Incentive Compensation Plan.						☐	☐	☐
3	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm.						☐	☐	☐
4	Proposal to approve, by non-binding advisory vote, the compensation of our named executive officers.						☐	☐	☐
NOTE: The proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000131982_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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MEDNAX, INC.

Annual Meeting of Shareholders

May 10, 2012 10:00 AM EDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Roger J. Medel, M.D., Thomas W. Hawkins and Vivian Lopez-Blanco, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MEDNAX, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., EDT, on Thursday, May 10, 2012, at the Renaissance Plantation, 1230 South Pine Island Road, Plantation, FL 33324, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000131982_2 R1.0.0.11699